                           LOAN AND SECURITY AGREEMENT


         Dated as of October 24, 1997


         FLUID CONTAINMENT, INC., a Delaware corporation, HOOVER CONTAINMENT, INC., a Delaware corporation, ERSHIGS, INC., a Washington corporation, SEFCO, INC., an Oklahoma corporation, and NATIONSBANK OF TEXAS, N.A., a national banking association, agree as follows:

         ARTICLE 1 - DEFINITIONS

         Section 1.1      Definitions.  For the purposes of this Agreement:

         "Account Debtor" means a Person who is obligated on a Receivable.

         "Acquire", as applied to any Business Unit or Investment, means the acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

         "Affiliate" means, with respect to a Person, (a) any officer, director, employee or managing agent of such Person, (b) any spouse, parents, brothers, sisters, children and grandchildren of such Person, (c) any association, partnership, trust, entity or enterprise in which such Person is a director, officer or general partner, (d) any other Person that, (i) directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other interest of such Person or any Subsidiary of such Person, or (iii)10% or more of the voting stock or partnership or other interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.

         "Agency Account" means an account of any Borrower maintained by it with a Clearing Bank pursuant to an Agency Account Agreement.

         "Agency Account Agreement" means an agreement among a Borrower, the Lender and a Clearing Bank (if other than the Lender) concerning the collection of payments which represent the proceeds of Receivables or of any other Collateral.

         "Aggregate Letter of Credit Reserve" means the sum of the Letter of Credit Reserves for all Borrowers.
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         "Agreement" means this Agreement, including the Exhibits and Schedules hereto, and all amendments, modifications and supplements hereto and thereto and restatements hereof and thereof.

         "Agreement Date" means the date as of which this Agreement is dated.

         "Availability" means, as of the date of determination, the amount of Revolving Credit Loans available to be borrowed by the Borrowers hereunder in accordance with SECTION 2A.1 less the sum of the outstanding principal balance of all Revolving Credit Loans hereunder as of such date.

         "Benefit Plan" means an employee benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which a Person or any Related Company is, or within the immediately preceding 6 years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

         "Borrowers" means the following (i) FCI, (ii) HCI, (iii) Ershigs, (iv) SEFCO, (v) any other Affiliate of FCI, HCI, or Ershigs added as a "Borrower" to this Agreement at the sole discretion of the Lender and upon the fulfillment of the conditions described in SECTION 4.4 hereof, and (vi) the successors and assigns of the foregoing, and "Borrower" means any of them.

         "Borrowing Base" of any Borrower means at any time an amount equal to the sum of:

         (a) 85% (or such lesser percentage as the Lender may in the exercise of its reasonable credit judgment determine from time to time) of Eligible Receivables of such Borrower, plus

         (b)     the lesser of

                 (i) the sum of (A) 50% (or such lesser percentage as the Lender may in the exercise of its reasonable credit judgment determine from time to time) of the lesser of cost (computed on a first-in-first-out basis) and fair market value of Eligible Inventory of such Borrower that is raw materials Inventory and finished goods Inventory at such time, plus (B) with respect only to determining the Borrowing Base of Ershigs, the least of (1) 35% (or such lesser percentage as the Lender may in its sole and absolute discretion determine from time to time) of the lesser of cost (computed on a first-in-first-out basis) and fair market value of Eligible Inventory that is work-in-process Inventory approved by Lender in its sole and absolute discretion ("Eligible Ershigs WIP"), (2) $1,400,000 of Eligible Ershigs WIP, or (3) that portion of Eligible Ershigs WIP that does not exceed 50% of Ershigs' total Eligible Inventory, or

                 (ii) $10,000,000.00 less the aggregate inventory component of all other Borrowers' Borrowing Bases, minus



LOAN AND SECURITY AGREEMENT - PAGE 2
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         (c)     the Letter of Credit Reserve respecting all Letters of Credit issued for the account of such Borrower, minus

         (d) such other reserves as the Lender may determine from time to time in the exercise of its reasonable credit judgment.

         "Borrowing Base Certificate" means a certificate in the form of EXHIBIT B attached hereto.

         "Business Day" means (a) any day other than a Saturday, Sunday or other day on which banks in the city in which the principal office of the Lender is located are authorized to close, and (b) in respect of any determination with respect to a LIBOR Loan, any day referred to in clause (a) that is also a day on which trading is conducted in the London interbank eurodollar market.

         "Business Unit" means the assets constituting the business, or a division or operating unit thereof, of any Person.

         "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

         "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "Clearing Bank" means the Lender and any other banking institution with which an Agency Account has been established pursuant to an Agency Account Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means and includes all of the right, title and interest of each Borrower in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

         (a)     all Receivables,

         (b)     all Inventory,

         (c)     all Equipment,





LOAN AND SECURITY AGREEMENT - PAGE 3
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         (d)     all Contract Rights,

         (e)     all General Intangibles,

         (f)     all Deposit Accounts,

         (g)     all investment property,

         (h)     all instruments,

         (i)     all chattel paper,

         (j)     all goods,

         (k)     all documents,

         (l) all goods and other property, whether or not delivered, (i) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or (ii) securing any Receivable, including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other properties,

         (m) all Liens which secure or relate to any Collateral or are acquired for the purpose of securing and enforcing any item thereof,

         (n) all policies of insurance and certificates of insurance pertaining to any and all items of Collateral,

         (o) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

         (p) all cash deposited with the Lender or any Affiliate thereof or which the Lender is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Security Documents, and

         (q) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.





LOAN AND SECURITY AGREEMENT - PAGE 4
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         "Contract Rights" means and includes, as to any Person, all of such
Person's then owned or existing and future acquired or arising rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, to the extent that the same may lawfully be assigned, including, without limitation, all rights to indemnification from PraxAir respecting the Bellingham, Washington, site.

         "Default" means any of the events specified in SECTION 11.1 that, with the passage of time or giving of notice or both, would constitute an Event of Default.

         "Default Margin" means two percent (2.0%).

         "Deposit Accounts" means any demand, time, savings, passbook or like account maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC.

         "Denali" means Denali Incorporated, a Delaware corporation.

         "Disbursement Account" means, for any Borrower, the account maintained by and in the name of such Borrower with the Lender for the purpose of disbursing Revolving Credit Loan proceeds and amounts credited thereto pursuant to SECTIONS 2A.2(b)(i) and 7.1(b)(ii).

         "Dollar" and "$" means freely transferable United States dollars.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and any successor statute.

         "Effective Interest Rate" means the rate of interest per annum on the Loans in effect from time to time pursuant to the provisions of SECTION 3.1(a),
(b) and (c).

         "Eligible Inventory" means items of Inventory of a Borrower held for sale in the ordinary course of the business of such Borrower (but not including packaging or shipping materials or maintenance supplies) which are deemed by the Lender in the exercise of its sole and absolute discretion to be eligible for inclusion in the calculation of the Borrowing Base of such Borrower.
Unless otherwise approved in writing by the Lender, no Inventory shall be deemed to be Eligible Inventory unless it meets all of the following requirements: (a) such Inventory is owned by such Borrower, is subject to the Security Interest, which is perfected as to such Inventory, and is subject to no other Lien whatsoever other than a Permitted Lien; (b) such Inventory consists of raw materials or finished goods and does not consist of work-in-process, supplies or consigned goods, other than certain work-in-process inventory of Ershigs approved by the Lender in its sole and absolute discretion; (c) such Inventory is in good condition and meets all standards applicable to such goods, their use or sale imposed by any governmental agency, or department or division thereof, having regulatory authority over such matters; (d) such Inventory is currently either usable or saleable, at prices approximating at least the cost thereof, in the normal course of such Borrower's business; (e) such Inventory is not obsolete or returned or repossessed or used





LOAN AND SECURITY AGREEMENT - PAGE 5
goods taken in trade; (f) such Inventory is located at one of the locations listed in SCHEDULE 5.1(u) except as otherwise disclosed in writing to and consented to by the Lender; (g) such Inventory is not experimental or test Inventory; and (h) such Inventory is in the possession and control of such Borrower and not any third party, or, if located in a warehouse or other facility leased by such Borrower, the warehouseman or lessor has delivered to the Lender a warehouseman's or landlord's waiver and consent in form and substance satisfactory to the Lender.

         "Eligible Receivable" means the unpaid portion of a Receivable payable in Dollars to a Borrower net of any returns, discounts, claims, credits, charges or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement which is deemed by the Lender in the exercise of its sole and absolute discretion to be eligible for inclusion in the calculation of the Borrowing Base of such Borrower. Unless otherwise approved in writing by the Lender, no Receivable shall be deemed an Eligible Receivable unless it meets all of the following requirements: (a) such Receivable is owned by such Borrower and represents a completed bona fide transaction which requires no further act under any circumstances on the part of such Borrower to make such Receivable payable by the Account Debtor; (b) such Receivable is not unpaid more than 90 days after the date of the original invoice or past due more than 60 days after its due date, which shall not be later than 30 days after the invoice date; (c) such Receivable does not arise out of any transaction with any Subsidiary, Affiliate, creditor, lessor or supplier of such Borrower; (d) such Receivable is not owing by an Account Debtor more than 50% of whose then-existing accounts owing to such Borrower do not meet the requirements for eligibility set forth in clause b above; (e) if the Account Debtor with respect thereto is located outside of the United States of America, the goods which gave rise to such Receivable were shipped after receipt by such Borrower from the Account Debtor of an irrevocable letter of credit that (i) has been confirmed by a financial institution acceptable to the Lender, (ii) is in form and substance acceptable to the Lender, (iii) is payable in the full face amount of the face value of the Receivable in Dollars at a place of payment located within the United States, and (iv) has been duly delivered to the Lender; (f) such Receivable is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any applicable law now or hereafter existing similar in effect thereto, as determined in the sole discretion of the Lender, or to any provision prohibiting its assignment or requiring notice of or consent to such assignment, unless such Receivable is duly assigned to the Lender in compliance with all applicable governmental requirements so that the Lender is recognized by the account debtor to have all of the rights of an assignee of such Receivable; (g) such Borrower is not in breach of any express or implied representation or warranty with respect to the goods the sale of which gave rise to such Receivable; (h) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might, in the Lender's sole judgment, have a Materially Adverse Effect on such Account Debtor; (i) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis (other than certain bill and hold sales by FCI where such Receivables are approved in writing by the Lender in its sole discretion and are supported by





LOAN AND SECURITY AGREEMENT - PAGE 6
satisfactory signed customer authorizations and related documentation), a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and such goods have not been returned or rejected; (j) such Receivable is not owing by an Account Debtor who or along with a group of affiliated Account Debtors has then-existing accounts owing to such Borrower which exceed in face amount 25% of such Borrower's total Eligible Receivables, to the extent of such excess; (k) such Receivable is evidenced by an invoice or other documentation in form acceptable to the Lender containing only terms normally offered by such Borrower, and dated no later than the date of shipment; (l) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present, or contingent (and no facts exist which are the basis for any future), offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor; (m) if such Receivable arises from the performance of services, such services have been fully performed; and (n) such Receivable is subject to the Security Interest, which is perfected as to such Receivable, and is subject to no other Lien whatsoever other than a Permitted Lien and the goods giving rise to such Receivable were not, at the time of the sale thereof, subject to any Lien other than a Permitted Lien.

         "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder.

         "Equipment" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising equipment, machinery, apparatus, motor vehicles, tractors, trailers, rolling stock, fittings, and other tangible personal property (other than Inventory) of every kind and description used in such Person's business operations or owned by such Person or in which such Person has an interest and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

         "Equipment Term Loan" means the Equipment Term Loan-Ershigs, the Equipment Term Loan-FCI, the Equipment Term Loan-HCI, or the Equipment Term Loan-Sefco and "Equipment Term Loans" means more than one of such loans.

         "Equipment Term Loan-Ershigs" means the loan made to Ershigs pursuant to SECTION 2B.1(c).

         "Equipment Term Loan-FCI" means the loan made to FCI pursuant to
SECTION 2B.1(a).

         "Equipment Term Loan-HCI" means the loan made to HCI pursuant to
SECTION 2B.1(b).





LOAN AND SECURITY AGREEMENT - PAGE 7
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         "Equipment Term Loan-Sefco" means the loan made to SEFCO pursuant to
SECTION 2b.1(d).

         "Equipment Term Note" means an Equipment Term Note made by any Borrower payable to the order of the Lender evidencing the obligation of such Borrower to pay the aggregate unpaid principal amount of the Equipment Term Loan made to it by the Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to the Lender or a different lender, whether issued in connection with a Person becoming a lender after the Funding Date or otherwise), in form and substance acceptable to Lender, and "Equipment Term Notes" means more than one of such notes.

         "Ershigs" means Ershigs, Inc., a Washington corporation.

         "Event of Default" means any of the events specified in SECTION 11.1.

         "FCI" means Fluid Containment, Inc., a Delaware corporation.

         "Financing Statements" means the Uniform Commercial Code financing statements executed and delivered by each Borrower to the Lender, naming the Lender as secured party and such Borrower as debtor, in connection with this Agreement.

         "Funding Date" means the later of (a) the Agreement Date, and (b) the first date on which all of the conditions set forth in SECTIONS 4.1 and 4.2 shall have been fulfilled or waived by the Lender.

         "GAAP" means generally accepted accounting principles established by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants and in effect in the United States from time to time, applied on a basis consistent with that of the preceding fiscal year of such Person, reflecting only such changes in accounting principles or practice with which the independent public accountants of such Person concur.

         "General Intangibles" means, as to any Person, all of such Person's then owned or existing and future acquired or arising general intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Receivables), including, without limitation, Intellectual Property, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to such Person from any Benefit Plan, Multiemployer Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary, any letter of credit, guarantee, claims, security interest or other security held by or granted to such Person to





LOAN AND SECURITY AGREEMENT - PAGE 8
secure payment by an Account Debtor of any of the Receivables, and all rights to indemnification from PraxAir respecting the Bellingham, Washington, site.

         "Governmental Approvals" means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local, foreign national or provincial, and all agencies thereof.

         "Governmental Authority" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Guarantors" means Denali, Fluid Containment Property, Inc., Separation Solutions, Inc., Specialty Solutions, Inc., Containment Solutions, Inc., Instrumentation Solutions, Inc., and the Borrowers, and "Guarantor" means any of them.

         "Guaranty", "Guaranteed" or to "Guarantee," as applied to any obligation of another Person shall mean and include

                 (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

                 (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation or to assure the owner of such obligation against loss, (iii) the supplying of funds to, or in any other manner investing in, the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

         "HCI" means Hoover Containment, Inc., a Delaware corporation.

         "Indebtedness" of any Person means, without duplication, (a) all Liabilities, (b) all obligations for money borrowed or for the deferred purchase price of property or services or in respect of reimbursement obligations under letters of credit, (c) all obligations represented by bonds, debentures, notes and accepted drafts that represent extensions of credit, (d) Capitalized Lease Obligations, (e) all obligations (including, during the noncancellable term of any lease in





LOAN AND SECURITY AGREEMENT - PAGE 9
the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, (f) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person, and (g) in the case of the Borrowers, the Loans (without duplication).

         "Initial Loans" means the Revolving Credit Loans and the Term Loans made to the Borrowers on the Funding Date.

         "Installment Payment Date" means the first day of each month, commencing, with respect to any Loan, on the first day of the month after the initial advance of such Loan.

         "Intellectual Property" means, as to any Person, all of such Person's then owned existing and future acquired or arising patents, patent rights, copyrights, works which are the subject of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing and all rights to sue for past, present and future infringements of any of the foregoing.

         "Interbank Offered Rate" means, with respect to any LIBOR Loan for the Interest Period applicable thereto, the average (rounded upward to the nearest one-sixteenth (1/16) of one percent) per annum rate of interest determined by the Lender (each such determination to be conclusive and binding absent manifest error) as of two Business Days prior to the first day of such Interest Period from Telerate Page 3750 as the effective rate at which deposits in immediately available funds in Dollars are being offered or quoted to major banks in the interbank market for eurodollar deposits for a term comparable to such Interest Period and in the amount of the LIBOR Loan. If such rate is unavailable from such service, then such rate may be determined by the Lender from any other interest rate reporting service of recognized standing that the Lender shall select.

         "Interest Expense" means interest on Indebtedness during the period for which computation is being made, excluding (a) the amortization of fees and costs incurred with respect to the closing of loans which have been capitalized as transaction costs, and (b) interest paid in kind.

         "Interest Payment Date" means the first day of each calendar month commencing, with respect to any Loan, on the first day of the month after the initial advance of such Loan, and continuing thereafter until the Secured Obligations have been irrevocably paid in full.

         "Interest Period" means, with respect to each LIBOR Loan, the period commencing on the date of the making or continuation of or conversion to such LIBOR Loan and ending one (1),





LOAN AND SECURITY AGREEMENT - PAGE 10
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two (2), three (3), or six (6) months thereafter, as the Borrowers may elect in the applicable Notice of Borrowing or Notice of Conversion or Continuation; provided, that:

                 (a) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to the provisions of CLAUSE
         (c) below, be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                 (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to CLAUSE (c) below, end on the last Business Day of a calendar month;

                 (c) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date;

                 (d) no Interest Period applicable to a LIBOR Term Loan may end after the next Installment Payment Date unless the aggregate principal amount of Prime Rate Term Loans and LIBOR Term Loans having Interest Periods ending prior to such Installment Payment Date is at least equal to the amount of the principal repayment due hereunder on such Installment Payment Date; and

                 (e) notwithstanding CLAUSE (c) above, no Interest Period shall have a duration of less than one month.

         "Inventory" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising (a) goods intended for sale or lease or for display or demonstration, (b) work in process, and (c) raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or otherwise used or consumed in the conduct of business.

         "Investment" means, with respect to any Person: (a) the direct or indirect purchase or acquisition of any beneficial interest in, any share of capital stock of, evidence of Indebtedness of or other security issued by any other Person, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses, (c) any Guaranty of the obligations of any other Person, or (d) any commitment or option to take any of the actions described in CLAUSES (a), (b) or (c) above.

         "IRB Obligations" means the obligations of FCI to the Montgomery County Industrial Development Corporation in connection with those certain industrial revenue bonds issued by the Montgomery County Industrial Development Corporation, in the principal amount of $1,000,000, due February 1, 2001.





LOAN AND SECURITY AGREEMENT - PAGE 11

         "LaValley" means GL&V/LaValley Construction, Inc., a Mississippi corporation.

         "Lender" means NationsBank of Texas, N.A., a national banking association, and its successors and assigns.

         "Lender's Office" means the office of the Lender specified in or determined in accordance with the provisions of SECTION 12.1(c).

         "Letter of Credit" means any letter of credit issued by the Lender for the account of the requesting Borrower.

         "Letter of Credit Facility" means the amount of $1,500,000.00.

         "Letter of Credit Reserve" means, at any time, for any Borrower, 100% of the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding at such time for the account of such Borrower, plus (ii) the aggregate amount of all drawings under Letters of Credit for the account of such Borrower for which the Lender has not been reimbursed either directly or through a Revolving Credit Loan made under SECTION 2A.2(a)(i)(e).

         "Liabilities" means all liabilities of a Person determined in accordance with GAAP and includable on a balance sheet of such Person prepared in accordance with GAAP.

         "LIBOR" means, with respect to the Interest Period applicable thereto, a simple per annum interest rate determined pursuant to the following formula:

                 LIBOR =         Interbank Offered Rate
                        ------------------------------------------
                              1 - LIBOR Reserve Percentage

LIBOR shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.

         "LIBOR Loan" means a LIBOR Revolving Credit Loan or a LIBOR Term Loan.

         "LIBOR Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special or marginal reserves) applicable to any member bank with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of any LIBOR Loan is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. All LIBOR Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without the





LOAN AND SECURITY AGREEMENT - PAGE 12
benefit of credits for proration, exceptions or offsets that may be available from time to time to Lender.

         "LIBOR Revolving Credit Loan" means any Revolving Credit Loan bearing interest at the time in question determined with reference to LIBOR.

         "LIBOR Term Loan" means that portion of the unpaid principal amount of the Term Loan bearing interest at the time in question determined with reference to LIBOR.

         "Lien" as applied to the property of any Person means: (a) any security interest, chattel mortgage, charge, mortgage, deed to secure debt, deed of trust, lien, pledge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person or upon the income or profits therefrom, (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person, (c) any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which if unpaid might by law (including, but not limited to, bankruptcy and insolvency laws) or otherwise be given any priority whatsoever over general unsecured creditors of such Person, (d) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction, and (e) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception and encumbrance affecting any interest in any kind of property or asset, whether real, personal, tangible, or intangible.

         "Loan" means any Revolving Credit Loan or any Term Loan, as well as all such Loans collectively.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Security Documents and each other instrument, agreement and document executed and delivered by any Borrower, any Guarantor, or any other Obligor in connection with this Agreement and each other instrument, agreement or document referred to herein or contemplated hereby, including, without limitation, the Equity Contribution Agreements, dated as of the date hereof (i) between Denali and the Lender and (ii) among Denali and certain of its shareholders.

         "Lockbox" means the U.S. Post Office Box(es) specified in, or pursuant to, an Agency Account Agreement.

         "Maximum Rate" means the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received on the Loans under the laws which are presently in effect of the United States and the State of Texas applicable to Lender and such indebtedness or, to the extent permitted by law, under such applicable laws of the United States and the State of Texas which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. To the





LOAN AND SECURITY AGREEMENT - PAGE 13
extent that the Texas Credit Title, as amended (the "Act"), is relevant to any holder of the Loans for the purposes of determining the Maximum Rate, each such holder elects to determine such applicable legal rate under the Act pursuant to the "monthly ceiling", from time to time in effect, as referred to and defined in Chapter 1D of the Act, as modified by Article 1H.003 of the Act; subject, however, to the limitations on such applicable ceiling referred to and defined in the Act, and further subject to any right such holder may have subsequently, under applicable law, to change the method of determining the Maximum Rate.

         "Materially Adverse Effect" means any act, omission, event or undertaking which would, singly or in the aggregate, have a materially adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of the any member of any Borrower or any of its Subsidiaries, (b) upon the respective ability of such Borrower or any of its Subsidiaries to perform any obligations under this Agreement or any other Loan Document to which it is a party, or (c) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of Lender to enforce any rights or remedies under or in connection with any Loan Document; in any case, whether resulting from any single act, omission, situation, status, event, or undertaking, together with other such acts, omissions, situations, statuses, events, or undertakings.

         "Money Borrowed" means, as applied to Indebtedness, (a) Indebtedness for money borrowed, (b) Indebtedness (i) represented by notes payable and drafts accepted, that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or
(iii) upon which interest charges are customarily paid (other than trade Indebtedness) or that was issued or assumed as full or partial payment for property, (c) Indebtedness that constitutes a Capitalized Lease Obligation, and
(d) Indebtedness that is such by virtue of CLAUSE (f) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed. "Money Borrowed" shall not include Indebtedness arising from endorsing negotiable instruments in the ordinary course of collection, or from Trade Payables.

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which any Borrower or a Related Company is required to contribute or has contributed within the immediately preceding 6 years.

         "Net Cash Proceeds" means, with respect to any public or private offering of securities, the gross cash received for the securities issued in such offering, less customary underwriter's discounts and expenses of such offering.

         "Net Worth" of any Person means the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

         "Note" means each of the Revolving Credit Notes, the Equipment Term Notes, and the Real Estate Term Notes, and "Notes" means more than one of such notes.





LOAN AND SECURITY AGREEMENT - PAGE 14

         "Notice of Borrowing" has the meaning set forth in SECTION
2A.2(a)(iii).

         "Notice of Conversion or Continuation" has the meaning set forth in
SECTION 3.3.

         "Obligor" means each Borrower, each Guarantor, each party to the Security Documents (other than the Lender), and each other party at any time primarily or secondarily, directly or indirectly, liable on any of the Secured Obligations.

         "Operating Lease" means any lease (other than a lease constituting a Capitalized Lease Obligation) of real or personal property.

         "Owens" means Owens-Corning Fiberglas Corporation.

         "Owens Debt" means the Indebtedness of FCI to Owens in the principal amount of $8,269,000.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Permitted Indebtedness for Money Borrowed" means (a) Permitted Purchase Money Indebtedness, (b) Subordinated Indebtedness, (c) the IRB Obligations, (d) Permitted Intercompany Loans, (e) the PraxAir Debt, (f) the Loans, and (g) the Guaranties executed by each Guarantor in favor of the Lender.

         "Permitted Intercompany Loans" means intercompany loans made by any Borrower to any other Borrower so long as, with respect to each such loan (i) the Lender has given its prior, written consent to such loan, (ii) such intercompany loan is evidenced by a promissory note which has been delivered in pledge to the Lender as collateral security for the Secured Obligations pursuant to documentation satisfactory to the Lender, (iii) the obligations of the recipient in respect of such intercompany loan shall have been subordinated to the prior payment in full in cash of the Secured Obligations pursuant to a Subordination Agreement, (iv) the Borrower making such intercompany loan shall have recorded same on its books, (v) the Borrower making and the recipient of such intercompany loan shall each be Solvent at the time of such intercompany loan and shall so represent to the Lender in a manner satisfactory to the Lender, (vi) except to the extent such intercompany loan represents payment of or reimbursement of expenses in the ordinary course of business by one Borrower for or to another Borrower, after giving effect to the making of any such intercompany loan, the Availability of the lending Borrower shall not be less than $500,000, and (vii) immediately prior to and after giving effect to such intercompany loan, no Default or Event of Default shall be continuing.

         "Permitted Investments" means Investments of any Borrower in: (a) demand deposit accounts, negotiable certificates of deposit, time deposits, banker's acceptances, Eurodollar time deposits with maturities of one year or less from the date of acquisition, and overnight bank deposits issued by the Lender or any Affiliate of the Lender or by any United States bank or trust company having capital, surplus and undivided profits in excess of $250,000,000, (b) any direct





LOAN AND SECURITY AGREEMENT - PAGE 15
obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same, (c) sales on credit in the ordinary course of business on terms customary in the industry, (d) notes, accepted in the ordinary course of business, evidencing overdue accounts receivable arising in the ordinary course of business, provided such notes are pledged to the Lender pursuant to documentation satisfactory to the Lender, (e) Permitted Intercompany Loans, (f) Investments in the capital stock of Subsidiaries, (g) commercial paper rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group on the date of acquisition, (h) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any United States bank (i) having capital and surplus in excess of $250,000,000 and (ii) which has a short-term commercial paper rating of P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group, and (i) shares of money market mutual or similar funds which invest primarily in assets satisfying the requirements of clauses (a), (b), (g), or (h) hereof.

         "Permitted Liens" means: (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but (i) in all cases, only if payment shall not at the time be required to be made in accordance with SECTION 8.4, and (ii) in the case of warehousemen or landlords controlling locations where Inventory is located, only if such liens have been waived or subordinated to the Security Interest in a manner satisfactory to the Lender; (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under surety or performance bonds, in each case arising in the ordinary course of business; (c) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of any Borrower's real estate, which in the sole judgment of the Lender do not materially detract from the value of such real estate or impair the use thereof in the business of such Borrower; (d) Purchase Money Liens securing Permitted Purchase Money Indebtedness; (e) Liens of the Lender arising under this Agreement and the other Loan Documents; (f) the Lien on FCI's Conroe, Texas, manufacturing facility, securing the IRB Obligations; (g) Liens arising out of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which each Borrower is fully protected by insurance or in respect of which such Borrower shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and as to which appropriate reserves have been established on the books of such Borrower; (h) the interest or title of a lessor in assets leased to any Borrower, other than for Capitalized Lease Obligations; and (i) deposits made to secure performance of leases (other than for Capitalized Lease Obligations) or to secure statutory obligations.

         "Permitted Purchase Money Indebtedness" means Purchase Money Indebtedness secured only by Purchase Money Liens and Capitalized Lease Obligations, incurred by the Borrowers after the Agreement Date, up to an aggregate amount outstanding at any time equal to $500,000.





LOAN AND SECURITY AGREEMENT - PAGE 16

         "Person" means an individual, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization or a government or any agency or political subdivision thereof.

         "PraxAir Debt" means the Indebtedness of Ershigs to PraxAir, Inc. in the principal amount of $1,000,000.

         "Prime Rate" means during the period from the Funding Date through the last day of the month in which the Funding Date falls, the per annum rate of interest publicly announced by the Lender at its principal office as its "prime rate" as in effect on the Funding Date, and thereafter during each succeeding calendar month, means such "prime rate" as in effect on the last Business Day of the immediately preceding calendar month. Any change in an interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. on the first day of the month following the month in which such change was announced. The Prime Rate is a reference used by the Lender in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

         "Prime Rate Loan" means a Prime Rate Revolving Credit Loan or a Prime Rate Term Loan.

         "Prime Rate Revolving Credit Loan" means a Revolving Credit Loan bearing interest at the time in question determined with reference to the Prime Rate.

         "Prime Rate Term Loan" means that portion of the unpaid principal amount of a Term Loan bearing interest at the time in question determined with reference to the Prime Rate.

         "Purchase Money Indebtedness" means Indebtedness created to finance the payment of all or any part of the purchase price (not in excess of the fair market value thereof) of any tangible asset (other than Inventory) and incurred at the time of or within 10 days prior to or after the acquisition of such tangible asset.

         "Purchase Money Lien" means any Lien securing Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the tangible asset (other than Inventory) the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

         "Real Estate Term Loan" means the Real Estate Term Loan-Ershigs, the Real Estate Term Loan-FCI, or the Real Estate Term Loan-Sefco and "Real Estate Term Loans" means more than one of such loans.

         "Real Estate Term Loan-Ershigs" means the loan made to Ershigs pursuant to SECTION 2B.1(f).

         "Real Estate Term Loan-FCI" means the loan made to FCI pursuant to
SECTION 2B.1(e).





LOAN AND SECURITY AGREEMENT - PAGE 17

         "Real Estate Term Loan-Sefco" means the loan made to SEFCO pursuant to
SECTION 2B.1(g).

         "Real Estate Term Note" means a Real Estate Term Note made by any Borrower payable to the order of the Lender evidencing the obligation of such Borrower to pay the aggregate unpaid principal amount of the Real Estate Term Loan made to it by the Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to the Lender or a different lender, whether issued in connection with a Person becoming a lender after the Funding Date or otherwise), in form and substance acceptable to Lender, and "Real Estate Term Notes" means more than one of such note.

         "Real Property" means the real property described on EXHIBIT E hereto and all improvements and buildings thereon.

         "Receivables" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising (a) accounts,
(b) chattel paper (including, without limitation, installment sales contracts and personal property leases), (c) Contract Rights, (d) rights to the payment of money or other forms of consideration of any kind including, but not limited to, letters of credit and the right to receive payment thereunder, tax refunds, insurance proceeds, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person and guaranties, security and Liens securing payment thereof, and (c) cash and non-cash proceeds of any of the foregoing.

         "Related Company" means, as to any Person, any (a) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, or (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person or any corporation described in clause (a) above or any partnership, trade or business described in clause (b) above.

         "Restricted Distribution" by any Person means (a) its retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities or partnership interests issued by such Person, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities or partnership interests, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities or partnership interests, and (d) any other payment by such Person in respect of such securities or partnership interests.

         "Restricted Payment" means (a) any redemption, repurchase or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness of a Person (other than the Secured Obligations and trade debt), and (b) the payment by any Person of the principal





LOAN AND SECURITY AGREEMENT - PAGE 18
amount of or interest on any Indebtedness (other than trade debt) owing to an Affiliate of such Person.

         "Revolving Credit Facility" means the facility for the Revolving Credit Loans in the principal sum of $19,747,000.00.

         "Revolving Credit Loans" means loans made to the Borrowers pursuant to
SECTION 2A.1.

         "Revolving Credit Note" means a Revolving Credit Note made by a Borrower payable to the order of the Lender evidencing the obligation of such Borrower to pay the aggregate unpaid principal amount of all Revolving Credit Loans made to it by the Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to the Lender or a different lender, whether issued in connection with a Person becoming a lender after the Funding Date or otherwise), in form and substance acceptable to Lender, and "Revolving Credit Notes" means more than one of such notes.

         "Schedule of Equipment" means a schedule delivered by the Borrowers to the Lender pursuant to the provisions of SECTION 7.14(c).

         "Schedule of Inventory" means a schedule delivered by the Borrowers to the Lender pursuant to the provisions of SECTION 7.14(b).

         "Schedule of Receivables" means a schedule delivered by the Borrowers to the Lender pursuant to the provisions of SECTION 7.14(a).

         "Secured Obligations" means, in each case whether now in existence or hereafter arising, (a) the principal of and interest and premium, if any, on the Loans, (b) all reimbursement and other obligations relating to Letters of Credit, and (c) all indebtedness, liabilities, obligations, overdrafts, covenants and duties of each Borrower to the Lender or any Affiliate of the Lender of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and whether or not for the payment of money under or in respect of this Agreement, any Note or any of the other Loan Documents, including, without limitation, all Guarantees executed by the Guarantors in favor of the Lender.

         "Security Documents" means each of (a) the Financing Statements, and
(b) each other writing executed and delivered by any Person securing or guaranteeing the Secured Obligations or evidencing such security.

         "Security Interest" means the Liens of the Lender on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

         "SEFCO" means SEFCO, Inc., an Oklahoma corporation.





LOAN AND SECURITY AGREEMENT - PAGE 19

         "Solvent" and "Solvency" means, as to any Person, on a particular date, that on such date (a) the fair market value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend, or believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subordinated Indebtedness" means, with respect to any Borrower (a) Indebtedness of such Borrower which is subordinated to the Secured Obligations as set forth in the Subordination Agreements, and (b) any other Indebtedness for Money Borrowed of such Borrower which is subordinated to the Secured Obligations on terms and conditions acceptable to the Lender in its sole discretion.

         "Subordination Agreements" means the subordination agreements, in form and substance acceptable to the Lender in its sole discretion, pursuant to which Indebtedness of a Borrower is subordinated to the Secured Obligations.

         "Subsidiary" when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person or by one or more Subsidiaries of such other Person or by such other Person and one or more Subsidiaries of such Person, (i) if the holders of such stock or other ownership interests (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or (ii) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest.

         "Tangible Net Worth" means, as applied to any Person, the Net Worth of such Person at the time in question, after deducting therefrom the amount of all intangible items reflected therein, including all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, Intellectual Property, unamortized excess cost of investment in Subsidiaries over equity at dates of acquisition, and all similar items which should properly be treated as intangibles in accordance with GAAP plus Subordinated Indebtedness.





LOAN AND SECURITY AGREEMENT - PAGE 20

         "Term Loan" means any loan made to any Borrower pursuant to SECTION 2B.1, and "Term Loans" means more than one such loan.

         "Termination Date" means the earliest of (i) the later of (a) the fifth anniversary of the Agreement Date or (b) such later date to which the termination of the Revolving Credit Facility shall be extended pursuant to
SECTION 2A.6, (ii) the termination of the Revolving Credit Facility pursuant to
SECTION 11.2, or (iii) the early termination of this Agreement by Borrowers pursuant to SECTION 3.11.

         "Termination Event" means (a) a "Reportable Event" as defined in
Section 4043(b) of ERISA, but excluding any such event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations, (b) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Benefit Plan by the PBGC under Section 4042 of ERISA or the appointment of a trustee to administer any Benefit Plan.

         "Texas Real Property" means the Real Property located in Conroe, Texas, and in Gatesville, Texas.

         "Trade Payables" means trade payables that are for goods furnished or services rendered in the ordinary course of business and that are payable in accordance with customary trade terms.

         "Type" means, with respect to a Loan, its classification as a LIBOR Loan or Prime Rate Loan.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Texas.

         "Unfunded Capital Expenditures" means Capital Expenditures which are paid for by a Person other than with the proceeds of Indebtedness for Money Borrowed (other than the Loans) incurred to finance such Capital Expenditures and other than those represented by Capitalized Lease Obligations.

         "Unfunded Vested Accrued Benefits" means, with respect to any Benefit Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Benefit Plan exceeds (b) the fair market value of all Benefit Plan assets allocable to such benefits, as determined using such reasonable actuarial assumptions and methods as are specified in the Schedule B (Actuarial Information) to the most recent Annual Report (Form 5500) filed with respect to such Benefit Plan.





LOAN AND SECURITY AGREEMENT - PAGE 21

         Section 1.2      Other Referential Provisions.

         (a) All terms in this Agreement, the Exhibits and Schedules hereto shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

         (b) Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

         (c) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

         (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

         (e) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument.

         (f) Each definition of a document in this Agreement shall include such document as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

         (g) Except where specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns permitted hereunder or under such Loan Document.

         (h) Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Loan Document, such time shall be the local time in the city in which the principal office of Lender is located.

         (i) Whenever the phrase "to the knowledge of a Person" or words of similar import relating to the knowledge of a Person are used herein, such phrase shall mean and refer to (i) the actual knowledge of the President or chief financial officer of such Person or (ii) the knowledge that such officers would have obtained if they had engaged in good faith in the diligent





LOAN AND SECURITY AGREEMENT - PAGE 22
performance of their duties, including the making of such reasonable specific inquiries as may be necessary of the appropriate persons in a good faith attempt to ascertain the accuracy of the matter to which such phrase relates.

         (j) The terms accounts, chattel paper, documents, equipment, instruments, investment property, general intangibles, goods and inventory, as and when used (without being capitalized) in this Agreement or the Security Documents, shall have the meanings given to such terms in the UCC.

         Section 1.3 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

         ARTICLE 2 - REVOLVING CREDIT FACILITY

         A.     REVOLVING CREDIT FACILITY

         Section 2A.1 Revolving Credit Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, the Lender shall make Revolving Credit Loans to each Borrower from time to time from the Funding Date to the Termination Date, as requested by such Borrower in accordance with the terms of SECTION 2A.2, in an aggregate principal amount outstanding not to exceed at any time the lesser of (a) the Revolving Credit Facility, minus the outstanding principal balance of all Revolving Credit Loans to all other Borrowers, minus the Aggregate Letter of Credit Reserve, or (b) the Borrowing Base of such Borrower. It is expressly understood and agreed that the Lender may and at present intends to use the lesser of the amounts referred to in the foregoing subclauses (a) and
(b) as a maximum ceiling on Revolving Credit Loans; provided, however, that it is agreed that should Revolving Credit Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Revolving Credit Loan which is repaid may be reborrowed by the Borrowers in accordance with the terms of this SECTION 2A.1. The Lender is hereby authorized to record each repayment of principal of the Revolving Credit Loans in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

         Section 2A.2 Manner of Borrowing Revolving Credit Loans. Borrowings of the Revolving Credit Loans shall be made as follows:

         (a)     Requests for Borrowing.

                 (i) Prime Rate Revolving Credit Loans. A request for the borrowing of a Prime Rate Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner:





LOAN AND SECURITY AGREEMENT - PAGE 23

                          (A) any Borrower may request a Prime Rate Revolving Credit Loan by notifying the Lender, before 12:00 noon (Dallas, Texas, time) on the proposed borrowing date, of its intention to borrow, specifying the effective date and amount of such proposed Prime Rate Revolving Credit Loan;

                          (B) whenever a check is presented to the Lender for payment against the Disbursement Account of any Borrower in an amount greater than the then available balance in such account, such presentation shall be deemed to be a request for a Prime Rate Revolving Credit Loan on the date of such notice in an amount equal to the excess of such check over such available balance, and such request shall be irrevocable;

                          (C) unless payment is otherwise made by a Borrower, the becoming due of any amount required to be paid under this Agreement or any of the Notes as interest shall be deemed to be a request for a Prime Rate Revolving Credit Loan on the due date in the amount required to pay such interest, and such request shall be irrevocable;

                          (D) unless payment is otherwise made by such Borrower, the maturity of any Secured Obligation required to be paid shall be deemed to be a request for a Prime Rate Revolving Credit Loan on the due date in the amount required to pay such Secured Obligation, and such request shall be irrevocable; and

                          (E) whenever a drawing is made under a Letter of Credit and such Borrower fails to reimburse the Lender therefor, such failure to reimburse shall be deemed to be a request for a Prime Rate Revolving Credit Loan on the date such drawing is made in the amount so unreimbursed.

                 (ii) LIBOR Revolving Credit Loans. Any Borrower may request a LIBOR Revolving Credit Loan by notifying the Lender (which notice shall be irrevocable) not later than 12:00 noon (Dallas, Texas, time) on the date two Business Days before the day on which the requested LIBOR Revolving Credit Loan is to be made, specifying the effective date and amount of such LIBOR Revolving Credit Loan and the duration of the applicable Interest Period.

                 (iii) Notice of Borrowing. Any request for a Prime Rate Revolving Credit Loan under SECTION 2A.2(a)(i)(A) or a LIBOR Revolving Credit Loan under SECTION 2A.2(a)(ii) (a "Notice of Borrowing") shall be made by telephone or in writing (including telecopy) and, in the case of any telephonic notice, shall be immediately followed by a written confirmation thereof in a form acceptable to the Lender, provided that the failure to provide written confirmation shall not invalidate any telephonic notice and, if such written confirmation differs in any respect from the action taken by the Lender, the records of the Lender shall control absent manifest error.





LOAN AND SECURITY AGREEMENT - PAGE 24

         (b) Disbursement of Loans. Each Borrower hereby irrevocably authorizes the Lender to disburse the proceeds of each borrowing requested, or deemed to be requested, pursuant to this SECTION 2A.2 as follows: (i) the proceeds of each borrowing requested under SECTION 2A.2(a)(i)(A) or (B) or
SECTION 2A.2(ii) shall be disbursed by the Lender in lawful money of the United States of America in immediately available funds, (A) in the case of the initial borrowing, in accordance with the terms of the written instructions from such Borrower to the Lender, and (B) in the case of each subsequent borrowing, by credit to such Borrower's Disbursement Account or to such other account as may be agreed upon by such Borrower and the Lender from time to time; and (ii) the proceeds of each borrowing requested under SECTION 2A.2(a)(i)(C), (D) or (E) shall be disbursed by the Lender by way of direct payment of the relevant principal, interest or other Secured Obligation, as the case may be.

         Section 2A.3 Repayment of Revolving Credit Loans. The Revolving Credit Loans will be repaid as follows: (a) whether or not any Default or Event of Default has occurred, the outstanding principal amount of all the Revolving Credit Loans to each Borrower is due and payable, and shall be repaid by such Borrower in full together with accrued and unpaid interest to the date of repayment on such outstanding principal, on the Termination Date; (b) if at any time the aggregate unpaid principal amount of the Revolving Credit Loans then outstanding to any Borrower exceeds the lesser of the amounts referred to in clauses (a) and (b) of SECTION 2A.1 for such Borrower, such Borrower shall repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount repaid to the date of repayment; and (c) each Borrower hereby instructs the Lender to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount received by the Lender on such day pursuant to SECTION 7.1(b).

         Section 2A.4 Revolving Credit Notes. The Revolving Credit Loans and the obligation of each Borrower to repay such Loans shall be evidenced by a Revolving Credit Note payable to the order of the Lender and duly and validly executed and delivered by such Borrower.

         Section 2A.5 Letter of Credit Facility. The Lender will, from time to time, upon request by any Borrower, issue Letters of Credit provided that (i) the Aggregate Letter of Credit Reserve at the time (including the amount of the requested Letter of Credit) does not exceed the Letter of Credit Facility, (ii) such Borrower would be entitled to an advance under SECTION 2A.1 in the amount of the requested Letter of Credit, and (iii) any Letter of Credit issued hereunder shall have an expiration date no later than one year from issuance and on or earlier than the Termination Date. Such Borrower shall execute and deliver the Lender's customary Letter of Credit application for each Letter of Credit, and each Letter of Credit shall be issued in form satisfactory to Lender. If any Letter of Credit is presented for payment by the beneficiary thereof, the Lender shall be entitled to cause an advance under the Revolving Credit Facility to be made to reimburse the Lender for the payment under such Letter of Credit, whether or not such Borrower would be entitled to an advance for such amount pursuant to SECTION 2A.1. At the time of the issuance of each Letter of Credit, such Borrower shall pay to Lender (A) a Letter of Credit fee equal to the greater of (1) three percent (3.0%) per annum on the face amount of the





LOAN AND SECURITY AGREEMENT - PAGE 25

Letter of Credit or (2) a minimum letter of credit fee established by the Lender, which, as of the Agreement Date is $300, but which may be changed by the Lender in its sole discretion, plus (B) the Lender's customary transaction and issuance fees.

         Section 2A.6 Extension of Facility. The Termination Date shall be automatically extended for successive one-year periods unless either the Lender or the Borrowers provide to the other written notice of termination not less than 90 days prior to the then effective Termination Date.

         Section 2A.7 Termination of Loan Agreement. If no Loans have been made hereunder within thirty (30) days after the Agreement Date, (i) the Lender may at its option and in its sole discretion, terminate all commitments hereunder and terminate this Agreement or (ii) the Borrowers may terminate this Agreement.

         B.      TERM LOAN FACILITIES

         Section 2B.1 Term Loan. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, the Lender agrees to make the following Term Loans to the Borrowers in an aggregate amount for all Term Loans up to $10,000,000:

         (a) Equipment Term Loan-FCI. Subject to the terms and conditions hereof, the Lender agrees to lend to FCI in a single advance on the Funding Date the amount of $1,373,000 (the "Equipment Term Loan-FCI"). The Equipment Term Loan-FCI shall be secured by the Collateral and the Real Property and evidenced by an Equipment Term Note payable to the order of the Lender and duly and validly executed and delivered by FCI. The Equipment Term Loan-FCI is due and payable and shall be repaid in full by FCI in consecutive equal installments of principal of $16,429.00 on successive Installment Payment Dates, provided that the final installment payable on the fifth anniversary of the Funding Date, shall be in the amount of the then unpaid balance of the Equipment Term Loan-FCI.

         (b) Equipment Term Loan-HCI. Subject to the terms and conditions hereof, the Lender agrees to lend to HCI in a single advance on the Funding Date the amount of $545,000 (the "Equipment Term Loan-HCI"). The Equipment Term Loan-HCI shall be secured by the Collateral and the Real Property and evidenced by an Equipment Term Note payable to the order of the Lender and duly and validly executed and delivered by HCI. The Equipment Term Loan-HCI is due and payable and shall be repaid in full by HCI in consecutive equal installments of principal of $6,488.00 on successive Installment Payment Dates, provided that the final installment payable on the fifth anniversary of the Funding Date, shall be in the amount of the then unpaid balance of the Equipment Term Loan-HCI.

         (c) Equipment Term Loan-Ershigs. Subject to the terms and conditions hereof, the Lender agrees to lend to Ershigs in a single advance on the Funding Date the amount of $759,000 (the "Equipment Term Loan-Ershigs"). The Equipment Term Loan-Ershigs shall be secured by





LOAN AND SECURITY AGREEMENT - PAGE 26
the Collateral and the Real Property and evidenced by an Equipment Term Note payable to the order of the Lender and duly and validly executed and delivered by Ershigs. The Equipment Term Loan-Ershigs is due and payable and shall be repaid in full by Ershigs in consecutive equal installments of principal of $9,035 on successive Installment Payment Dates, provided that the final installment payable on fifth anniversary of the Funding Date, shall be in the amount of the then unpaid balance of the Equipment Term Loan-Ershigs.

         (d) Equipment Term Loan-Sefco. Subject to the terms and conditions hereof, the Lender agrees to lend to SEFCO in a single advance on the Funding Date the amount of $1,045,000 (the "Equipment Term Loan-Sefco"). The Equipment Term Loan-Sefco shall be secured by the Collateral and the Real Property and evidenced by an Equipment Term Note payable to the order of the Lender and duly and validly executed and delivered by SEFCO. The Equipment Term Loan-Sefco is due and payable and shall be repaid in full by SEFCO in consecutive equal installments of principal of $12,450 on successive Installment Payment Dates, provided that the final installment payable on fifth anniversary of the Funding Date, shall be in the amount of the then unpaid balance of the Equipment Term Loan-Sefco.

         (e) Real Estate Term Loan-FCI. Subject to the terms and conditions hereof, the Lender agrees to make a loan to FCI in a single advance on the Funding Date in the amount of $2,910,000 (the "Real Estate Term Loan-FCI"). The Real Estate Term Loan-FCI shall be secured by the Collateral and the Real Property and evidenced by a Real Estate Term Note payable to the order of the Lender and duly and validly executed and delivered by FCI. The Real Estate Term Loan- FCI is due and payable and shall be repaid in full by FCI in consecutive equal installments of principal of $24,250 on successive Installment Payment Dates, provided that the final installment payable on the fifth anniversary of the Funding Date, shall be in the amount of the then unpaid balance of the Real Estate Term Loan-FCI.

         (f) Real Estate Term Loan-Ershigs. Subject to the terms and conditions hereof, the Lender agrees to make a loan to Ershigs in a single advance on the Funding Date in the amount of $2,288,000 (the "Real Estate Term Loan- Ershigs"). The Real Estate Term Loan-Ershigs shall be secured by the Collateral and the Real Property and evidenced by a Real Estate Term Note payable to the order of the Lender and duly and validly executed and delivered by Ershigs. The Real Estate Term Loan-Ershigs is due and payable and shall be repaid in full by Ershigs in consecutive equal installments of principal of $19,066 on successive Installment Payment Dates, provided that the final installment payable on the fifth anniversary of the Funding Date, shall be in the amount of the then unpaid balance of the Real Estate Term Loan-Ershigs.

         (g) Real Estate Term Loan-Sefco. Subject to the terms and conditions hereof, the Lender agrees to make a loan to SEFCO in a single advance on the Funding Date in the amount of $345,000 (the "Real Estate Term Loan-Sefco"). The Real Estate Term Loan-Sefco shall be secured by the Collateral and the Real Property and evidenced by a Real Estate Term Note payable to the order of the Lender and duly and validly executed and delivered by SEFCO. The Real Estate Term Loan-Sefco is due and payable and shall be repaid in full by SEFCO in consecutive equal installments of principal of $2,875 on successive Installment Payment Dates,





LOAN AND SECURITY AGREEMENT - PAGE 27
provided that the final installment payable on the fifth anniversary of the Funding Date, shall be in the amount of the then unpaid balance of the Real Estate Term Loan-Sefco.

         (h) LaValley Term Loans. If LaValley becomes an Additional Borrower hereunder and if there has been no change in the value of the equipment and real property of LaValley from the most recent appraisals of such equipment and real property, the Lender agrees to make (i) a term loan to LaValley in the principal amount of $280,000 payable in monthly installments of principal of $3,333 plus accrued but unpaid interest, with the outstanding principal balance and all accrued but unpaid interest due and payable on the fifth anniversary of the Funding Date and (ii) a term loan to LaValley in the principal amount of $675,000, payable in monthly installments of principal of $5,625 plus accrued but unpaid interest, with the outstanding principal balance and all accrued but unpaid interest due and payable on the fifth anniversary of the Funding Date.

         Section 2B.2 Manner of Borrowing and Disbursing Term Loans. Each Borrower shall give the Lender at least two Business Days' prior written notice of the occurrence of the Funding Date, specifying the portion of any Term Loan of such Borrower which will bear interest initially as a Prime Rate Term Loan and the portion of such Term Loan which will bear interest initially as one or more LIBOR Term Loans, and the duration of the applicable Interest Period(s) with respect to any such LIBOR Term Loan(s). On the Funding Date, upon satisfaction of the applicable conditions set forth in SECTIONS 4.1, 4.2, and 4.3, the Lender will disburse such Term Loan in same day funds in accordance with the terms of the written instructions from such Borrower to the Lender.

         Section 2B.4     Prepayment of Term Loan.

         (a) Voluntary Prepayment. Each Borrower shall have the right at any time and from time to time, upon at least 60 days' prior written notice to the Lender in the case of a prepayment in full and upon at least five days' prior written notice to the Lender in the case of a partial prepayment, to prepay any Term Loan in whole or in part on any Business Day. Each partial prepayment of any Term Loan shall be in a principal amount equal to $10,000 or any integral multiple thereof and shall be applied to the principal installments of such Term Loan in the inverse order of their maturities, together with all amounts due under SECTION 3.7 as a result of such prepayment. On the prepayment date, such Borrower shall pay interest on the amount prepaid, accrued to the prepayment date. Any notice of prepayment given by any Borrower hereunder shall be irrevocable, and the amount to be prepaid (including accrued interest and any prepayment fees) shall be due and payable on the date designated in the notice.

         (b) Mandatory Prepayments. In the event any Borrower sells any of its Equipment, the greater of the appraised value of such Equipment (based upon the most recent appraisal received by the Lender) or any and all amounts received by any Borrower as proceeds from the sale of any Equipment, net of taxes and reasonable expenses incurred in selling such Equipment, to the extent such proceeds exceed (i) $10,000 in the case of any single item of Equipment, or (ii) $50,000 in the aggregate for all such Equipment sold during fiscal year, shall be paid, immediately upon receipt by such Borrower, to the Lender, and shall be applied to the principal





LOAN AND SECURITY AGREEMENT - PAGE 28
installments of such Borrower's Equipment Term Loan in the inverse order of their maturities; no payment is required under this section if the sales proceeds are less than (i) $10,000 in the case of any single item of Equipment or (ii) $50,000 in the aggregate for all such Equipment sold during any fiscal year by all Borrowers. In the event any Borrower sells any parcel of its Real Property, the greater of the appraised value of such parcel of Real Property or any and all amounts received by any Borrower as proceeds from the sale of such Real Property, net of commissions, taxes, and reasonable legal fees, shall be paid, immediately upon receipt by such Borrower, to the Lender, and shall be applied to the principal installments of such Borrower's Real Estate Term Loan in the inverse order of their maturities. Together with any such payment, such Borrower shall pay to the Lender all amounts due under SECTION 3.7 as a result of such prepayment. On the prepayment date, such Borrower shall pay interest on the amount prepaid, accrued to the prepayment date. Each Borrower shall also be obligated to prepay all Term Loans of such Borrower in full together with accrued and unpaid interest thereon (and all amounts due under SECTION 3.7 as a result of such prepayment) upon any termination of this Agreement pursuant to SECTION 3.5 or otherwise or upon any acceleration of the Term Loan pursuant to ARTICLE 11. Upon receipt of the payments due hereunder, the Lender shall release all liens and security interests against the Equipment or parcel of Real Property sold by executing releases and termination statements reasonably requested by Borrowers. To the extent this provision conflicts with a similar provision in any other Loan Document, this provision shall control.

         ARTICLE 3 - GENERAL LOAN PROVISIONS

         Section 3.1      Interest.

          (a)    (i)      Prime Rate Revolving Credit Loans.  Each Borrower
         will pay interest on the unpaid principal amount of each Prime Rate Revolving Credit Loan made to such Borrower for each day from the day such Loan was made until such Loan is paid (whether at maturity, by reason of acceleration or otherwise), or is converted to a Loan of a different Type, at a rate per annum equal to the lesser of (A) the Maximum Rate, or (B) the sum of one half of one percent (0.50%) plus the Prime Rate, payable monthly in arrears on each Interest Payment Date and on the Termination Date.

                 (ii) LIBOR Revolving Credit Loans. Each Borrower will pay interest on the unpaid principal amount of each LIBOR Revolving Credit Loan made to such Borrower for the Interest Period applicable thereto at a rate per annum equal to the lesser of (A) the Maximum Rate, or
         (B) the sum of two and three quarters percent (2.75%) plus LIBOR, payable in arrears on each Interest Payment Date, on the last day of such Interest Period, and when such LIBOR Revolving Credit Loan is paid (whether at maturity, by reason of acceleration or otherwise).

                 (iii) Prime Rate Term Loans. Each Borrower will pay interest on each Prime Rate Term Loan made to such Borrower at a rate per annum equal to the lesser of (A) the Maximum Rate, or (B) the sum of one half of one percent (0.50%) plus the Prime Rate,





LOAN AND SECURITY AGREEMENT - PAGE 29
         payable in arrears on each Interest Payment Date and when such Term Loan is due (whether at maturity, by reason of acceleration or otherwise).

                 (iv) LIBOR Term Loans. Each Borrower will pay interest on each LIBOR Term Loan made to such Borrower for the Interest Period applicable thereto at a rate per annum equal to the lesser of (A) the Maximum Rate, or (B) the sum of three percent (3.0%) plus LIBOR, payable in arrears on each Interest Payment Date, on the last day of such Interest Period, and when such LIBOR Term Loan is due (whether at maturity, by reason of acceleration or otherwise).

         (b) Each Borrower shall pay interest on the unpaid principal amount of each Secured Obligation of such Borrower other than a Loan for each day from the day such Secured Obligation becomes due and payable until such Secured Obligation is paid at the rate per annum applicable to Prime Rate Revolving Credit Loans, payable on demand.

         In the event any Borrower fails to make any interest payment within five (5) days of the date when due, the Lender may, at its option but without waiving any of its rights hereunder, make an advance under the Revolving Credit Facility to pay such interest.

         (c) From and after the occurrence of an Event of Default, the unpaid principal amount of each Secured Obligation shall bear interest until paid in full (or, if earlier, until such Event of Default is cured or waived in writing by the Lender) at a rate per annum equal to the lesser of (A) the Maximum Rate, or (B) the Default Margin plus the rate otherwise in effect under
SECTION 3.1(a) or (b), payable on demand. The interest rate provided for in this SECTION 3.1(c) shall to the extent permitted by applicable law apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in SECTION 11.1(f) or (g).

         (d)     The interest rates provided for in SECTIONS 3.1(a), (b) and
(c) shall be computed on the basis of a year of 360 days and the actual number of days elapsed; provided, however, any calculation of the Maximum Rate shall be computed on the basis of the actual days elapsed in a year of 365 or 366 days, as appropriate, unless the Texas Credit Title permits any applicable interest rate ceiling to be calculated on the basis of a 360-day year and twelve 30-day months.

         (e) Notwithstanding anything contained herein, in the Notes or in any other Loan Documents to the contrary, it is not intended by the Lender to contract for, charge, receive, collect or apply interest calculated at a rate in excess of the Maximum Rate. Further, Lender shall never be deemed to have contracted for or be entitled to charge, receive, collect or apply as interest on the Loans, any amount in excess of the amount permitted and calculated at the Maximum Rate, and, in the event Lender ever contracts for, charges, receives, collects or applies as interest any amount in excess of the amount permitted and calculated at the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Loans, and, if the principal balance of the Loans has been paid in full, any remaining excess shall forthwith be paid to Borrowers. In determining whether or not the





LOAN AND SECURITY AGREEMENT - PAGE 30
interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrowers and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the Loans.

         If, in any month, the Effective Interest Rate, absent the limitation to the Maximum Rate, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and if, in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In this connection, in the event that, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay to the Lender an amount equal to the difference between (i) the lesser of
(A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect, and
(ii) the amount of interest actually paid or accrued under this Agreement.

         In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to any Note.

         Section 3.2      Fees.

         (a) Commitment Fee. In connection with and as consideration for the Lender's commitment hereunder, subject to the terms hereof, to lend to the Borrowers under the Revolving Credit Facility, the Borrowers shall, jointly and severally, pay a fee to the Lender, from the Funding Date until the Termination Date, in an amount equal to 0.375% per annum of the average daily unused portion of the Revolving Credit Facility, payable monthly in arrears on the first day of each month and on the date of any permanent reduction in the Revolving Credit Facility.

         (b) Closing Fee. Subject to SECTION 3.1(e), the Borrowers shall pay to the Lender a closing fee in the amount of $167,470 in connection with the establishment of the Revolving Credit Facility and in consideration of the commitment to make the Loans made under this Agreement and in order to compensate the Lender for the costs associated with structuring, processing, approving and closing the Revolving Credit Facility and the Loans, but excluding expenses for which the Borrowers have agreed elsewhere in this Agreement to reimburse the Lender. One half of the closing fee shall be due and payable on the Agreement Date and the balance of the closing fee shall be due and payable on the earlier of the Funding Date or the date this Agreement terminates pursuant to SECTION 2A.7 because either (i) Borrowers have





LOAN AND SECURITY AGREEMENT - PAGE 31
terminated this Agreement pursuant to such section or (ii) the Lender has terminated this Agreement pursuant to such section because Borrowers have not met all of the conditions set forth in SECTIONS 4.1 AND 4.2 or because no Borrower has requested a Loan.

         (c) Administration Fee. For services performed by the Lender in connection with its continuing administration hereof, subject to SECTION 3.1(e), the Borrowers shall, jointly and severally, pay to the Lender a quarterly fee of $6,250, payable quarterly in advance on the Funding Date and on the first day of each quarter thereafter, and continuing so long as any Loan shall remain outstanding or the Revolving Credit Facility shall not have been terminated.

         (d) General. All fees shall be fully earned by the Lender when due and payable and, except as otherwise set forth herein, shall not be subject to refund or rebate. To the extent permitted under applicable law, the Borrowers and Lender agree that all fees are for compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money.

         Section 3.3 Notice of Conversion or Continuation of Loans. Whenever any Borrower desires, subject to the provisions of SECTION 3.4, to convert an outstanding Revolving Credit Loan or Term Loan into a Loan of a different Type provided for in this Agreement or to continue all or a portion of an outstanding LIBOR Revolving Credit Loan or LIBOR Term Loan for a subsequent Interest Period, such Borrower shall notify the Lender (which notice shall be irrevocable) in writing (including telecopy) not later than 2:00 p.m. (Dallas, Texas, time) on the date two Business Days before the day on which a proposed conversion of a LIBOR Loan into a Prime Rate Loan is to be effective (which effective date shall be the last day of the Interest Period applicable to such LIBOR Loan) and two Business Days before the day on which a proposed conversion of a Prime Rate Loan into, or continuation of a LIBOR Loan as, a LIBOR Loan is to be effective (and such effective date of any continuation shall be the last day of the Interest Period for such LIBOR Loan). Each such notice (a "Notice of Conversion or Continuation") shall (a) identify the Loan to be converted or continued, including the Type thereof, the aggregate outstanding principal balance thereof and, in the case of a LIBOR Loan, the last day of the Interest Period therefor, (b) specify the effective date of such conversion or continuation, (c) specify the principal amount of such Loan to be converted or continued and, if converted, the Type or Types of Loan into which conversion of such principal amount or specified portions thereof is to be made, and (d) in the case of any conversion into or continuation as a LIBOR Loan, the Interest Period to be applicable thereto.

         Section 3.4. Conversion or Continuation. Provided that no Event of Default shall have occurred and be continuing (but subject to the provisions of SECTIONS 3.5 and 3.6), any Borrower may request that all or any part of any outstanding Loan of one Type (a) be converted into a Loan or Loans of any other Type provided for in this Agreement, or (b) be continued as a Loan or Loans of the same Type, in the same aggregate principal amount, on any Business Day (which, in the case of a conversion or continuation of a LIBOR Loan, shall be the last day of the Interest Period applicable to such LIBOR Loan), upon notice (which notice shall be irrevocable) given in





LOAN AND SECURITY AGREEMENT - PAGE 32
accordance with SECTION 3.3, provided that nothing in this ARTICLE 3 shall be construed to permit the conversion of a Revolving Credit Loan to a Term Loan or vice versa.

         Section 3.5 Duration of Interest Periods; Maximum Number of LIBOR Loans; Minimum Increments.

         (a) Subject to the provisions of the definition of "Interest Period", the duration of each Interest Period applicable to a LIBOR Loan shall be as specified in the applicable Notice of Borrowing or Notice of Conversion or Continuation. Any Borrower may elect a subsequent Interest Period to be applicable to any LIBOR Loan by giving a Notice of Conversion or Continuation with respect to such Loan in accordance with SECTION 3.3.

         (b) If the Lender does not receive a Notice of Conversion or Continuation in accordance with SECTION 3.3 with respect to the continuation of a LIBOR Loan within the applicable time limits specified in SECTION 3.3, or if, when such notice must be given, an Event of Default exists or such Type of Loan is not available, such Borrower shall be deemed to have elected to convert such LIBOR Loan in whole into a Prime Rate Loan on the last day of the Interest Period therefor.

         (c) Notwithstanding the foregoing, no Borrower may select an Interest Period that would end, but for the provisions of the definition "Interest Period," after the Termination Date.

         (d) In no event shall there be more than five (5) LIBOR Loans outstanding hereunder at any time. For the purpose of this subsection (d), each LIBOR Revolving Credit Loan and each LIBOR Term Loan having a distinct Interest Period shall be deemed to be a separate Loan hereunder.

         (e) Each LIBOR Loan shall be in a minimum amount of $500,000 or increments of $1,000 in excess thereof.

         Section 3.6      Changed Circumstances.

         (a) If the introduction of or any change in or in the interpretation of (in each case, after the date hereof) any law or regulation makes it unlawful, or any Governmental Authority asserts, after the date hereof, that it is unlawful, for the Lender to perform its obligations hereunder to make or maintain LIBOR Loans, the Lender shall notify the Borrowers of such event, and the right of the Borrowers to select LIBOR Loans for any subsequent Interest Period or in connection with any subsequent conversion of any Loan shall be suspended until the Lender shall notify the Borrowers that the circumstances causing such suspension no longer exist, and, if it is unlawful to maintain LIBOR Loans, the Borrowers shall forthwith prepay in full all LIBOR Revolving Credit Loans then outstanding and shall convert each LIBOR Term Loan into a Prime Rate Term Loan, and shall pay all interest accrued thereon through the date of such prepayment or conversion; provided, that if the date of such repayment or proposed conversion is not the last





LOAN AND SECURITY AGREEMENT - PAGE 33
day of the Interest Period applicable to such LIBOR Loans, the Borrowers shall also pay any amount due pursuant to SECTION 3.7.

         (b) If the Lender shall, prior to the disbursement of any requested Revolving Credit Loan or the effective date of any conversion or continuation of an existing Loan to be made or continued as or converted into a LIBOR Loan (each such requested Revolving Credit Loan made and Loan to be converted or continued, a "Pending Loan"), notify the Borrowers that LIBOR will not adequately reflect the cost to the Lender of making or funding such Pending Loan as a LIBOR Loan or that the Interbank Offered Rate is not determinable from any interest rate reporting service of recognized standing, then the right of the Borrowers to select LIBOR Loans for such Pending Loan, any subsequent Revolving Credit Loan, or in connection with any subsequent conversion or continuation of any Loan, shall be suspended until the Lender shall notify the Borrowers that the circumstances causing such suspension no longer exist, and each Loan comprising each Pending Loan and each such subsequent Loan requested to be made, continued or converted shall be made or continued as or converted into a Prime Rate Loan.

         Section 3.7 Payments Not at End of Interest Period; Failure to Borrow. If for any reason any payment of principal with respect to any LIBOR Loan is made on any day prior to the last day of the Interest Period applicable to such LIBOR Loan or, after having given a Notice of Borrowing with respect to any Revolving Credit Loan to be comprised of LIBOR Revolving Credit Loans or a Notice of Conversion or Continuation with respect to any Loan to be continued as or converted into a LIBOR Loan, such Loan is not made or is not continued as or converted into a LIBOR Loan due to a Borrower's failure to borrow or to fulfill the applicable conditions set forth in ARTICLE 4, such Borrower shall pay to the Lender, in addition to any other amounts that may be due under this Agreement, an amount (if a positive number) computed pursuant to the following formula:


                 L        =       (R - T) x P x D
                              -------------------------
                                       360

                 L        =       amount payable

                 R        =       interest rate applicable to the LIBOR Loan
unborrowed or prepaid

                 T        =       effective interest rate per annum at which
any readily marketable bonds or other obligations of the United States, selected at the Lender's sole discretion, maturing on or near the last day of the then applicable or requested Interest Period for such Loan and in approximately the same amount as such Loan, can be purchased by the Lender on the day of such payment of principal or failure to borrow

                 P        =       the amount of principal paid or the amount of
the requested Loan

                 D        =       the number of days remaining in the Interest
Period as of the date of such payment or the number of days in the requested Interest Period





LOAN AND SECURITY AGREEMENT - PAGE 34

Such Borrower shall pay such amount upon presentation by the Lender of a statement setting forth the amount and the Lender's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

         Section 3.8 Increased Costs and Reduced Returns. The Borrowers agree that if any law now or hereafter in effect and whether or not presently applicable to the Lender or any request, guideline or directive of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) or the interpretation or administration thereof by any Governmental Authority, shall either (a)(i) impose, affect, modify or deem applicable any reserve, special deposit, capital maintenance or similar requirement against any Loan, (ii) impose on the Lender any other condition regarding any Loan, this Agreement, the Notes or the facilities provided hereunder, or (iii) result in any requirement regarding capital adequacy (including any risk-based capital guidelines) affecting the Lender being imposed or modified or deemed applicable to the Lender, or (b) subject the Lender to any taxes on the recording, registration, notarization or other formalization of the Loans or the Notes, and the result of any event referred to in clause (a) or (b) above shall be to increase the cost to the Lender of making, funding or maintaining any Loan or to reduce the amount of any sum receivable by the Lender or the Lender's rate of return on capital with respect to any Loan to a level below that which the Lender could have achieved but for such imposition, modification or deemed applicability (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by Lender (in the exercise of its discretion) to be material, then, upon demand by the Lender, the Borrowers shall immediately pay to the Lender additional amounts which shall be sufficient to compensate the Lender for such increased cost, tax or reduced rate of return. A certificate of the Lender to the Borrowers claiming compensation under this SECTION 3.8 shall be final, conclusive and binding on all parties for all purposes in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder, and the method by which such amounts were determined. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

         Section 3.9 Manner of Payment. (a) Each payment (including prepayments) by each Borrower on account of the principal of or interest on the Loans or of any fee or other amounts payable to the Lender under this Agreement or any Note shall be made not later than 1:30 p.m. (Dallas, Texas, time) on the date specified for payment under this Agreement (or if such day is not a Business Day, the next succeeding Business Day) to the Lender at the Lender's Office, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever.

         (b) Each Borrower hereby irrevocably authorizes the Lender and each Affiliate of the Lender to charge any account of any Borrower maintained with the Lender or such Affiliate with such amounts as may be necessary from time to time to pay any Secured Obligations which are not paid when due.





LOAN AND SECURITY AGREEMENT - PAGE 35

         Section 3.10 Statements of Account. The Lender will account to the Borrowers within 30 days after the end of each calendar month with a statement of Loans, charges and payments made pursuant to this Agreement during such calendar month, and such account rendered by the Lender shall be deemed an account stated as between the Borrowers and the Lender and shall be deemed final, binding and conclusive unless the Lender is notified by the Borrowers in writing to the contrary within 60 days after the date such account is delivered to the Borrowers, save for manifest error. Any such notice shall be deemed an objection only to those items specifically objected to therein. Failure of the Lender to render such account shall in no way affect its rights hereunder.

         Section 3.11 Termination of Agreement. On the Termination Date, the Borrowers shall pay to the Lender, in same day funds, an amount equal to the aggregate amount of all Loans outstanding on such date, together with accrued interest thereon, all fees payable pursuant to SECTION 3.2 accrued from the date last paid through the effective date of termination, any amounts payable to the Lender pursuant to the other provisions of this Agreement, including, without limitation, SECTIONS 3.7, 3.8, 11.2, 12.2 and 12.3, any and all other Secured Obligations then outstanding, and an amount equal to the Aggregate Letter of Credit Reserve to be held by the Lender as cash collateral security for the payment of and to be applied to the payment of any amounts which may thereafter become due with respect to any Letter of Credit, and provide the Lender with an indemnification agreement in form and substance satisfactory to the Lender with respect to returned and dishonored items and such other matters as the Lender shall require. Upon 60 days prior written notice to the Lender, the Borrowers may terminate this Agreement prior to the date this Agreement would otherwise terminate, upon (i) payment of all Secured Obligations, (ii) the fulfillment of all of the requirements set forth in the previous sentence, and (iii) the payment of an early termination fee computed as follows: (A) if such termination occurs on or prior to the first anniversary of the Funding Date, 1.0% of the sum of (i) the Revolving Credit Facility plus (ii) the sum of the outstanding principal balances of all Term Loans as of such early termination date plus (iii) the sum of all principal prepayments made on all Term Loans during the 90-day period immediately preceding such early termination date, (B) if such termination occurs after the first anniversary of the Funding Date but on or prior to the second anniversary of the Funding Date, 0.75% of the sum of (i) the Revolving Credit Facility plus
(ii) the sum of the outstanding principal balances of all Term Loans as of such early termination date plus (iii) the sum of all principal prepayments made on all Term Loans during the 90-day period immediately preceding such early termination date, and (C) if such termination occurs at any time thereafter, 0.50% of the sum of (i) the Revolving Credit Facility plus (ii) the sum of the outstanding principal balances of all Term Loans as of such early termination date plus (iii) the sum of all principal prepayments made on all Term Loans during the 90-day period immediately preceding such early termination date. No early termination fee will apply if (i) the Loans are financed by another division of the Lender or (ii) if the Agreement is terminated pursuant to
SECTION 2A.7.





LOAN AND SECURITY AGREEMENT - PAGE 36

         ARTICLE 4 - CONDITIONS PRECEDENT

         Section 4.1 Conditions Precedent to Execution of this Agreement. Notwithstanding any other provision of this Agreement, the Lender's obligation to execute this Agreement is subject to the fulfillment of each of the following conditions:

         (a) Closing Documents. The Lender shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Lender and its counsel:

                 (1) this Agreement, duly executed and delivered by each Borrower.

                 (2) certified copies of the articles of incorporation and by-laws of each Borrower and each Guarantor as in effect on the Agreement Date;

                 (3) certified copies of all corporate action, including stockholder approval, if necessary, taken by each Borrower and each Guarantor to authorize the execution, delivery and performance of this Agreement and the other Loan Documents and the borrowings under this Agreement;

                 (4) certificates of incumbency and specimen signatures with respect to each of the officers of each Borrower and each Guarantor that is authorized to execute and deliver this Agreement or any other Loan Document on behalf of such Borrower or such Guarantor or any document, certificate or instrument to be delivered in connection with this Agreement or the other Loan Documents and to request borrowings under this Agreement;

                 (5) certificates evidencing the good standing of each Borrower and each Guarantor in the jurisdiction of its incorporation and in each other jurisdiction in which it is qualified as a foreign corporation to transact business dated as of a date as close to the Agreement Date as practicable;

                 (6) a Schedule of Inventory, a Schedule of Receivables and a Schedule of Equipment, each prepared as of a recent date;

                 (7) all environmental reports and surveys required by the Lender and certified to the Lender, completed by a certified environmental assessor selected by the Lender, which reports and surveys shall be satisfactory to the Lender in its sole discretion;

                 (8)      copies of all the financial statements referred to in
         SECTION 5.1(m) and meeting the requirements thereof;

                 (9) a balance sheet of each Borrower as at July 31, 1997, prepared by such Borrower on a pro forma basis, giving effect to the transactions contemplated by this Agreement and setting forth the assumptions on which such balance sheet was prepared;





LOAN AND SECURITY AGREEMENT - PAGE 37
         forecasted consolidated and consolidating financial statements consisting of balance sheets, cash flow statements and income statements of each Borrower, giving effect to the transactions contemplated by this Agreement and reflecting projected borrowings hereunder and setting forth the assumptions on which such forecasted financial statements were prepared, covering the three-year period commencing on July 1, 1997, and prepared on a monthly basis; and such other evidence as the Lender shall require supporting the representation and warranty of any Borrower set forth in SECTION 5.1(r);

                 (10) an agreement in form and substance satisfactory to the Lender, by Denali to contribute as equity to the Borrowers the Net Cash Proceeds of any initial public offering, private placement, or capital contribution in lieu of an initial public offering or private placement in amounts necessary to achieve the tests specified therein; and

                 (11) an agreement in form and substance satisfactory to the Lender, by shareholders of Denali acceptable to the Lender to contribute up to $3,000,000.00 in cash equity to Denali by February 13, 1998, upon the occurrence of certain events.

         (b) Solvency. The Lender shall have received a Solvency Certificate from each Borrower and each Guarantor in the form of EXHIBIT F hereto, together with all information requested therein, duly executed and delivered by the chief financial officer or president of such Borrower or such Guarantor.

         (c) Fees. The Lender shall have received (i) an amount equal to one-half of the closing fee described in SECTION 3.2(b) and (ii) reimbursement for all fees and expenses incurred by or on behalf of the Lender, including, without limitation, all legal fees and expenses, appraisal fees and expenses, environmental assessment fees and expenses, and field examination fees and expenses incurred up to the Agreement Date.

         Section 4.2      Conditions Precedent to Initial Loan.
Notwithstanding any other provision of this Agreement, the Lender's obligation to make the Initial Loans is subject to the fulfillment of each of the following conditions prior to or contemporaneously with the making of such
Loan:

         (a) Closing Documents. The Lender shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Lender and its counsel:

                 (1) the Revolving Credit Notes duly executed and delivered by the Borrowers, the Equipment Term Notes duly executed and delivered by FCI and Ershigs, as appropriate, and the Real Estate Term Notes, duly executed and delivered by FCI and Ershigs, as appropriate, all dated the Funding Date;

                 (2) the Financing Statements duly executed and delivered by each Borrower, and evidence satisfactory to the Lender that the Financing Statements have been filed in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest;





LOAN AND SECURITY AGREEMENT - PAGE 38

                 (3) the Subordination Agreements, duly executed and delivered by each Guarantor and each Borrower with respect to any Indebtedness owed to such Person by any other Borrower and a Subordination Agreement from Owens, together with copies of all instruments evidencing the Subordinated Indebtedness, including, without limitation, a note from FCI to Owens acceptable to the Lender in its sole discretion respecting the Owens Debt, bearing a legend evidencing the subordination thereof to the Secured Obligations;

                 (4) landlord's waiver and consent agreements duly executed on behalf of each landlord of real property on which any Collateral is located;

                 (5) an appraisal of all Equipment, prepared by an appraiser satisfactory to the Lender, establishing values at levels satisfactory to the Lender in its sole discretion to support the Loans;

                 (6) appraisals of all Real Property, prepared by an appraiser satisfactory to the Lender, establishing values at levels satisfactory to the Lender in its sole discretion to support the Loans;

                 (7) commitments to issue mortgagee title policies by a title insurance company acceptable to the Lender, which commitments shall be to insure the Lender's Lien in the Real Property (other than the Texas Real Property) as a first and prior Lien (subject to Permitted Liens) and shall be in all other respects satisfactory to the Lender in its sole discretion, together with evidence of the payment of premiums by Borrowers for such title insurance based on the appraised value of the Real Property as of the Agreement Date;

                 (8) surveys of the Real Property (other than the Texas Real Property), certified to the Lender, prepared by surveyors acceptable to the Lender, which surveys shall be satisfactory to the Lender in its sole discretion;

                 (9) certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of SECTION 7.9(b);

                 (10) such Agency Account Agreements as shall be required by the Lender duly executed by the applicable Clearing Bank and the Borrower;

                 (11) Borrowing Base Certificates prepared as of the Funding Date duly executed and delivered by the chief financial officer of each Borrower;

                 (12) letters from each Borrower to the Lender requesting the Initial Loans and specifying the method of disbursement;





LOAN AND SECURITY AGREEMENT - PAGE 39

                 (13) a certificate of the secretary of each Borrower and each Guarantor stating that (a) there has been no amendment to the articles of incorporate or bylaws of such Borrower or such Guarantor since the Agreement Date, (b) such Borrower or such Guarantor is in existence and good standing in each jurisdiction in which it is qualified as a foreign corporation to transact business, and (c) the resolutions of the board of directors of such Borrower or such Guarantor described in SECTION 4.1(a)(3) remain in full force and effect;

                 (14) a certificate of the President of each Borrower stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement, (a) all of the representations and warranties made or deemed to be made under this Agreement are true and correct as of the Funding Date, both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, and (b) no Default or Event of Default exists;

                 (15) a signed opinion of Hutcheson & Grundy, L.L.P., special counsel for each Borrower and each Guarantor, and of Cathy L. Smith, general counsel of Denali collectively (i) opining as to such matters in connection with this Agreement as the Lender or its counsel may reasonably request and (ii) containing a waiver of any defense based upon a lack of privity between such counsel and Lender;

                 (16) copies of each of the other Loan Documents duly executed by the parties thereto with evidence satisfactory to the Lender and its counsel of the due authorization, binding effect and enforceability of each such Loan Document on each such party and such other documents and instruments as the Lender may reasonably request;

                 (17) a guaranty agreement, in form and substance acceptable to Lender, executed by each Guarantor, guaranteeing to the Lender the payment of the Secured Obligations;

                 (18) copies of all filings made by Denali with the Securities and Exchange Commission respecting the proposed initial public offering of the capital stock of Denali;

                 (19) copies of contribution agreements among all Guarantors;

                 (20) a pledge agreement in form and substance satisfactory to the Lender, in favor of the Lender and securing the Secured Obligations (i) from Denali, pledging its ownership interest in all of its Subsidiaries, (ii) from Specialty Solutions, Inc. pledging its ownership interest in Ershigs, and (iii) from FCI pledging its ownership interest in SEFCO, together with the original stock certificates representing the pledged shares and stock powers executed in blank;

                 (21) Deeds of Trust and Mortgages granting a lien for the benefit of the Lender (A) in the Real Property in Conroe, Texas, Bakersfield, California, and Mount Union,





LOAN AND SECURITY AGREEMENT - PAGE 40

         Pennsylvania, duly executed and delivered by FCI, (B) in the Real Property in Gatesville, Texas, Bellingham, Washington, and Wilson, North Carolina, duly executed and delivered by Ershigs, and (C) in the Real Property in Tulsa, Oklahoma, duly executed and delivered by SEFCO, provided that the Deeds of Trust encumbering the Texas Real Property or the Real Property located in Tulsa, Oklahoma, will not be recorded until the Lender and FCI, Ershigs, or SEFCO, as appropriate, have agreed to Exhibit B thereto;

                 (22) patent security agreements and assignments, trademark security agreements and assignments, and copyright security agreements and assignments from each Borrower respecting such Borrower's Intellectual Property, to be filed with the U.S. Patent and Trademark Office or the Copyright Office, as appropriate;

                 (23) security agreements from Denali and each subsidiary of Denali that is not a Borrower, granting to the Lender a security interest in and pledge of all of its assets;

                 (24) original certificates of title for all motor vehicles of each Borrower;

                 (25) evidence satisfactory to the Lender is its sole judgment that each Borrower possesses all Governmental Approvals required under all applicable laws, including, without limitation, all Environmental Laws; and

                 (26) a copy of the purchase agreement between PraxAir, Inc. and Ershigs respecting the Bellingham, Washington, site which purchase agreement contains an indemnification agreement from PraxAir, Inc. to Ershigs.

         (b) Availability. The Lender shall be provided with evidence satisfactory to it that, as of the Funding Date, after giving effect to the Initial Loans, combined Availability of all Borrowers will be not less than $1,500,000.

         (c) No Injunctions, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit or to obtain substantial damages in respect of or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in the Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

         (d) Material Adverse Change. As of the Funding Date, there shall not have occurred any change which, in the Lender's sole discretion, has had or may have a Materially Adverse Effect as compared to the condition of any Borrower or any Guarantor presented by the most recent unaudited financial statements of such Borrower or such Guarantor described in SECTION 5.1(m).

         (e) Solvency. The Lender shall have received evidence satisfactory to it that, after giving effect to the Initial Loans (i) each Borrower has assets (excluding goodwill and other





LOAN AND SECURITY AGREEMENT - PAGE 41
intangible assets not capable of valuation) having value, both at fair value and at present fair saleable value, greater than the amount of its liabilities, and (ii) each Borrower's assets are sufficient in value to provide such Borrower with sufficient working capital to enable it profitably to operate its business and to meet its obligations as they become due, (iii) each Borrower has adequate capital to conduct the business in which it is and proposes to be engaged, and (iv) each Borrower is otherwise Solvent.

         (f)     Release of Security Interests.  The Lender shall have received
(i) evidence satisfactory to it of the assignment to the Lender or release and termination of all Liens other than Permitted Liens or (ii) an agreement from the holder of any such Lien to assign, release, or terminate such Lien.

         Section 4.3 All Loans. The obligation of Lender to make any Loan, including the Initial Loan, shall be subject to the fulfillment of the following conditions precedent:

         (a) all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct at such time both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, except that representations and warranties which, by their terms, are applicable only to the Funding Date shall be required to be true and correct only as of the Funding Date,

         (b) the corporate actions of each Borrower and each Guarantor referred to in SECTION 4.2(a)(3) shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to SECTION 4.2(a)(4) or as subsequently modified and reflected in a certificate of incumbency delivered to the Lender,

         (c) no Default or Event of Default shall have occurred and be continuing,

         (d) the Lender may, without waiving any condition, consider the conditions specified in SECTIONS 4.3(a), (b) and (c) fulfilled and a representation by each Borrower to such effect made if no written notice to the contrary is received by the Lender from such Borrower prior to the making of the Loans then to be made; and

         (e) the Lender shall have received such other agreements, instruments, certificates and financing statements as the Lender may request in order to perfect or protect its interests and rights in the real property and under the Loan Documents.

         Section 4.4 Conditions Precedent to Adding a Borrower. Notwithstanding any other provision of this Agreement, the Lender's permitting any Person to become an additional Borrower or obligor hereunder (an "Additional Borrower") is subject to the fulfillment of each of the following conditions prior to or contemporaneously with such Person's acceptance as an Additional Borrower:





LOAN AND SECURITY AGREEMENT - PAGE 42

         (a) Closing Documents. The Lender shall have received all documents required by it in its sole discretion, including, without limitation,
(i) the documents, items, and information described in SECTION 4.2 for the Additional Borrower and (ii) an amendment substantially in the form of EXHIBIT A, duly executed and delivered by each Borrower.

         (b) No Injunctions, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit or to obtain substantial damages in respect of or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in the Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

         (c) Material Adverse Change. As of the effective date of the amendment adding such Additional Borrower, there shall not have occurred any change which, in the Lender's sole discretion, has had or may have a Materially Adverse Effect as compared to the condition of the Additional Borrower presented by the most recent unaudited financial statements of the Additional Borrower described in SECTION 4.4(a)(19).

         (d) Solvency. The Lender shall have received evidence satisfactory to it that, after giving effect to the initial Loans or any pledge of the assets of or any Guaranty from the Additional Borrower in favor of the Lender (i) each Borrower and each Additional Borrower has assets (excluding goodwill and other intangible assets not capable of valuation) having value, both at fair value and at present fair saleable value, greater than the amount of its liabilities, and (ii) each Borrower's and each Additional Borrower's assets are sufficient in value to provide such Borrower with sufficient working capital to enable it profitably to operate its business and to meet its obligations as they become due, (iii) each Borrower and each Additional Borrower has adequate capital to conduct the business in which it is and proposes to be engaged, and (iv) each Borrower is otherwise Solvent.

         (e)     Release of Security Interests.  The Lender shall have received
(i) evidence satisfactory to it of the assignment to the Lender or release and termination of all Liens other than Permitted Liens or (ii) an agreement from the holder of any such Lien to assign, release, or terminate such Lien.

         (f) Sole Discretion. The Lender has, in its sole discretion, given its prior, written consent to such Person's becoming an Additional Borrower.

         ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

         Section 5.1 Representations and Warranties. Each Borrower jointly and severally represents and warrants to the Lender as follows:





LOAN AND SECURITY AGREEMENT - PAGE 43

         (a) Organization; Power; Qualification. Each Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized would have a Materially Adverse Effect. The jurisdictions in which each Borrower is qualified to do business as a foreign corporation are listed on SCHEDULE 5.1(a).

         (b) Subsidiaries and Ownership of the Borrowers. No Borrower has any Subsidiaries. The outstanding stock of each Borrower has been duly and validly issued and is fully paid and nonassessable and the number and owners of such shares of capital stock of each Borrower are set forth on SCHEDULE 5.1(b).

         (c) Authorization of Agreement, Notes, Loan Documents and Borrowing. Each Borrower has the right and power and has taken all necessary action to authorize it to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms and to borrow hereunder. This Agreement and each of the other Loan Documents to which it is a party have been duly executed and delivered by the duly authorized officers of each Borrower and each is, or when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

         (d) Compliance of Agreement, Notes, Loan Documents and Borrowings with Laws, Etc. The execution, delivery and performance of this Agreement and each of the other Loan Documents to which any Borrower is a party and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

                 (i) require any Governmental Approval or violate any applicable law relating to any Borrower or any of its Affiliates,

                 (ii) conflict with, result in a breach of or constitute a default under (A) the articles or certificate of incorporation or by-laws of any Borrower, (B) any indenture, agreement or other instrument to which any Borrower is a party or by which any of its property may be bound or (C) any Governmental Approval relating to any Borrower, or,

                 (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Borrower other than the Security Interest.

         (e) Business. Each Borrower is engaged principally in the business described on SCHEDULE 5.1(e).





LOAN AND SECURITY AGREEMENT - PAGE 44

         (f) Compliance with Law; Governmental Approvals. Except as set forth in SCHEDULE 5.1(f), each Borrower (i) has all Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations, required by any applicable law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of such Borrower, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other applicable laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to such Borrower or its properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which adequate reserves have been established on the books of such Borrower.

         (g) Titles to Properties. Except as set forth in SCHEDULE 5.1(g), each Borrower has good and marketable title to or a valid leasehold interest in all its real estate and valid and legal title to or a valid leasehold interest in all personal property and assets used in or necessary to the conduct of such Borrower's business, including, but not limited to, those reflected on the balance sheet of such Borrower delivered pursuant to SECTION 5.1(m)(ii).

         (h) Liens. Except as set forth in SCHEDULE 5.1(h), none of the properties and assets of any Borrower is subject to any Lien, except Permitted Liens. Other than the Financing Statements, no financing statement under the Uniform Commercial Code of any state which names any Borrower as debtor and which has not been terminated has been filed in any state or other jurisdiction, and no Borrower has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens listed in SCHEDULE 5.1(h) and Permitted Liens.

         (i) Indebtedness and Guaranties. Set forth on SCHEDULE 5.1(i) is a complete and correct listing of all of each Borrower's (i) Indebtedness for Money Borrowed, including, without limitation, any intercompany loans and (ii) Guaranties. No Borrower is in default of any material provision of any agreement evidencing or relating to such any such Indebtedness or Guaranty.

         (j) Litigation. Except as set forth on SCHEDULE 5.1(j), there are no actions, suits or proceedings pending (nor, to the knowledge of any Borrower, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting any Borrower or any of its property in any court or before any arbitrator of any kind or before or by any governmental body.

         (k) Tax Returns and Payments. Except as set forth on SCHEDULE 5.1(k), all United States federal, state and local and foreign national, provincial and local and all other tax returns of each Borrower required by applicable law to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and all other taxes, assessments and other governmental charges or levies upon each Borrower and its property, income, profits and assets which are due and payable have been paid, except any such nonpay-





LOAN AND SECURITY AGREEMENT - PAGE 45
ment which is at the time permitted under SECTION 8.4. The charges, accruals and reserves on the books of each Borrower in respect of United States federal, state and local taxes and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of such Borrower are in the judgment of such Borrower adequate, and no Borrower knows of any reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, might have a Materially Adverse Effect.

         (l) Burdensome Provisions. No Borrower is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or applicable law, compliance with the terms of which might have a Materially Adverse Effect on such Borrower.

         (m) Financial Statements. (i) Denali has furnished to the Lender a copy of (i) its audited consolidated balance sheet as at June 30, 1997, and the related consolidated statements of income, cash flow and retained earnings for the twelve-month period then ended and (ii) Denali and each Borrower have furnished to the Lender a copy of its consolidated and consolidating unaudited balance sheet as at July 31, 1997, and the related consolidated and consolidating statement of income for the one-month period then ended. Such financial statements are complete and correct and present fairly and in all material respects in accordance with GAAP, the financial position of Denali or such Borrower, as appropriate, as at the dates thereof and the results of operations of Denali or such Borrower for the periods then ended. Except as disclosed or reflected in such financial statements, neither Denali nor any Borrower has any material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of Denali or any Borrower.

         (n) Adverse Change. Since the date of the financial statements described in CLAUSE (i) of SECTION 5.1(m), (i) no change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of any Borrower has occurred that has had, or may have, a Materially Adverse Effect, and (ii) no event has occurred or failed to occur which has had, or may have, a Materially Adverse Effect.

         (o) ERISA. Neither any Borrower nor any Related Company maintains or contributes to any Benefit Plan other than those listed on SCHEDULE 5.1(o). Each Benefit Plan is in substantial compliance with ERISA, and neither any Borrower nor any Related Company has received any notice asserting that a Benefit Plan is not in compliance with ERISA. No material liability to the PBGC or to a Multiemployer Plan has been, or is expected by any Borrower to be, incurred by such Borrower or any Related Company.

         (p) Absence of Defaults. No Borrower is in material default under its articles or certificate of incorporation or by-laws, and no event has occurred which has not been remedied, cured or waived (i) that constitutes an Event of Default or, to the best of its knowledge, a Default or (ii) that constitutes or that, with the passage of time or giving of notice, or both, would constitute a default or event of default by any Borrower under any material agreement (other than this Agreement) or judgment, decree or order to which such Borrower is a party or by which such





LOAN AND SECURITY AGREEMENT - PAGE 46

Borrower or any of its properties may be bound or which would require such Borrower to make any payment thereunder prior to the scheduled maturity date therefor.

         (q) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of any Borrower and furnished to the Lender were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No fact is known to any Borrower which has had, or may in the future have (so far as such Borrower can foresee), a Materially Adverse Effect which has not been set forth in the financial statements or disclosure delivered prior to the Funding Date, in each case referred to in SECTION 5.1(m), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Lender prior to the Funding Date. No document furnished or written statement made to the Lender by any Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Borrower or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

         (r) Solvency. In each case after giving effect to the Indebtedness represented by the Loans outstanding and to be incurred and the transactions contemplated by this Agreement, each Borrower is Solvent, having assets of a fair value which exceeds the amount required to pay its debts (including contingent, subordinated, unmatured and unliquidated liabilities) as they become due, and each Borrower is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

         (s) Status of Receivables. Each Receivable reflected in the computations included in any Borrowing Base Certificate meets the criteria enumerated in the definition of Eligible Receivables, except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Lender.

         (t) Chief Executive Office. The chief executive office of each Borrower and the books and records relating to the Receivables are located at the address or addresses set forth on SCHEDULE 5.1(t); except as set forth
SCHEDULE 5.1(t), no Borrower has maintained its chief executive office or the books and records relating to any Receivables at any other address at any time during the five (5) years immediately preceding the Agreement Date.

         (u) Status of Inventory. All Inventory included in any Borrowing Base Certificate delivered to the Lender pursuant to SECTION 7.14(d) meets the criteria enumerated in the definition of Eligible Inventory, except as disclosed in such Borrowing Base Certificate or in a subsequent Borrowing Base Certificate or as otherwise specifically disclosed in writing to the Lender. All Inventory is in good condition, meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such goods, their use or sale, and is currently saleable in the normal course of such Borrower's business, except to the extent reserved against in the financial statements delivered pursuant to ARTICLE 9 or as disclosed





LOAN AND SECURITY AGREEMENT - PAGE 47
on a Schedule of Inventory delivered to the Lender pursuant to SECTION 7.14(b). Set forth on SCHEDULE 5.1(u) is the (i) address (including street, city, county and state) of each facility at which Inventory is located, (ii) the approximate quantity in Dollars of the Inventory customarily located at each such facility, and (iii) if the facility is leased or is a third party warehouse or processor location, the name of the landlord or such third party warehouseman or processor. All Inventory is located on the premises set forth on SCHEDULE 5.1(u) or is in transit to one of such locations, except as otherwise disclosed in writing to the Lender. No Borrower has located Inventory at premises other than those set forth on SCHEDULE 5.1(u) at any time preceding the Agreement Date.

         (v) Equipment. All Equipment is in good order and repair in all material respects. Set forth on SCHEDULE 5.1(v) is the (i) address (including street, city, county and state) of each facility at which Equipment (other than motor vehicles) is located, (ii) the approximate value of Equipment located at such facility; and (iii) if such facility is leased, the name of the landlord. Except as set forth on SECTION 5.1(v), no Borrower has located Equipment at premises other than those set forth on SCHEDULE 5.1(v) at any time preceding the Agreement Date.

         (w) Corporate and Fictitious Names; Trade Names. Except as otherwise disclosed on SCHEDULE 5.1(w), during the one-year period preceding the Agreement Date, no Borrower has been known as or used any corporate or fictitious name other than the corporate name of such Borrower on the Funding Date. All trade names or styles under which any Borrower sells Inventory or Equipment or creates Receivables, or to which instruments in payment of Receivables are made payable, are listed on SCHEDULE 5.1(w).

         (x) Federal Regulations. No Borrower is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System).

         (y) Investment Company Act. No Borrower is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

         (z)     Employee Relations.  No Borrower is, except as set forth on
SCHEDULE 5.1(z), party to any collective bargaining agreement nor has any labor union been recognized as the representative of any Borrower's employees; no Borrower knows of any pending, threatened or contemplated strikes, work stoppage or other labor disputes involving its employees or those of its Subsidiaries.

         (aa) Intellectual Property. Each Borrower owns or possesses all Intellectual Property required to conduct its business as now and presently planned to be conducted without, to its knowledge, conflict with the rights of others, and SCHEDULE 5.1(aa) lists all Intellectual Property owned by each Borrower.





LOAN AND SECURITY AGREEMENT - PAGE 48

         Section 5.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this ARTICLE 5 and all statements contained in any certificate, financial statement or other instrument delivered by or on behalf of any Borrower pursuant to or in connection with this Agreement or any of the Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Funding Date and at and as of the date of each Loan, except that representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.

         ARTICLE 6 - SECURITY INTEREST

         Section 6.1 Security Interest. (a) To secure the payment, observance and performance of all Secured Obligations, each Borrower hereby, jointly and severally, mortgages, pledges and assigns all of the Collateral to the Lender for itself and as agent for any Affiliate of the Lender and grants to the Lender for itself and as agent for any Affiliate of the Lender a continuing security interest in, and a continuing Lien upon, all of such Borrower's right, title and interest in and to the Collateral.

         (b) As additional security for all of the Secured Obligations, each Borrower grants to the Lender for itself and as agent for any Affiliate of the Lender a security interest in, and assigns to the Lender for itself and as agent for any Affiliate of the Lender all of such Borrower's right, title and interest in and to, any deposits or other sums at any time credited by or due from the Lender and each Affiliate of the Lender to such Borrower, with the same rights therein as if the deposits or other sums were credited by or due from the Lender.

         Section 6.2 Continued Priority of Security Interest. (a) The Security Interest granted by the Borrowers shall at all times be valid, perfected and enforceable against each Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

         (b) Each Borrower shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Lender may request, to maintain at all times the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of
SECTION 6.2(a) or to enable the Lender to exercise or enforce its rights hereunder, including, but not limited to: (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens, (ii) diligently seeking to obtain, after the Agreement Date, landlords', mortgagees' or mechanics' releases, subordinations or waivers,





LOAN AND SECURITY AGREEMENT - PAGE 49

(iii) delivering to the Lender, endorsed or accompanied by such instruments of assignment as the Lender may specify, and stamping or marking in such manner as the Lender may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and (iv) executing and delivering financing statements, pledges, designations, hypothecation, notices and assignments, in each case in form and substance satisfactory to the Lender, relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the UCC or other applicable law.

         (c) The Lender is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of any Borrower for any purpose described in SECTION 6.2(b). A carbon, photographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement, to the extent permitted by applicable law.

         (d) Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

         ARTICLE 7 - COLLATERAL COVENANTS

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner provided in SECTION 12.10, each Borrower jointly and severally covenants and agrees as follows:

         Section 7.1      Collection of Receivables.  (a)  Each Borrower shall
(i) immediately, upon receipt, stamp all payments with an endorsement stamp with the name and number of a Depository Account established at Lender, and
(ii) cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of Receivables, or of any other Collateral, to be forwarded to a Lockbox for deposit in an Agency Account in accordance with the procedures set out in the corresponding Agency Account Agreement, and in particular such Borrower will (A) advise each Account Debtor to address all remittances with respect to amounts payable on account of any Receivables to a specified Lockbox, and (B) stamp all invoices relating to any such amounts with a legend satisfactory to the Lender indicating that payment is to be made to such Borrower via a specified Lockbox.

         (b) Each Borrower and the Lender shall cause all collected balances in each Agency Account to be transmitted daily by wire transfer or depository transfer check or Automated Clearing House transfer in accordance with the procedures set forth in the corresponding Agency Account Agreement to the Lender at the Lender's Office (i) for application, on account of the Secured Obligations, as provided in SECTION 11.3, such credits to be entered on the second Business Day following receipt and to be conditioned upon final payment in cash or solvent credits of the items giving rise thereto, and (ii) with respect to any balance remaining after such application, so long as no Default or Event of Default has occurred and is continuing, for transfer





LOAN AND SECURITY AGREEMENT - PAGE 50
to such Borrower's Disbursement Account or such other account of such Borrower as such Borrower and the Lender may agree.

         (c) Any moneys, checks, notes, drafts or other payments referred to in CLAUSE (a) of this SECTION 7.1 which are received by or on behalf of any Borrower will be held in trust for the Lender and will be delivered to the Lender at the Lender's Office as promptly as possible in the exact form received, together with any necessary endorsements.

         Section 7.2 Verification and Notification. The Lender shall have the right (a) at any time and from time to time, in the name of the Lender or in the name of each Borrower, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone, facsimile, e-mail, hand delivery or otherwise, and (b) after the occurrence and during the continuance of a Default or an Event of Default, to notify the Account Debtors or obligors under any Receivables of the assignment of such Receivables to the Lender and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Lender and, upon such notification and at the expense of each Borrower, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Borrower might have done.

         Section 7.3 Disputes, Returns and Adjustments. (a) In the event amounts due and owing under (i) any Receivable in excess of $50,000 individually or (ii) any Receivables in excess of $100,000 in the aggregate are in dispute between any Account Debtor and any Borrower, such Borrower shall provide the Lender with prompt written notice thereof.

         (b) Each Borrower shall notify the Lender promptly of all material returns and credits in excess of $50,000 in respect of any Receivable, which notice shall specify the Receivables affected.

         (c) Each Borrower may, in the ordinary course of business and prior to a Default or an Event of Default, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof or release wholly or partly any Person liable for the payment thereof or allow any credit or discount whatsoever thereon; provided that (i) no such action results in the reduction of more than $50,000 in the amount payable with respect to any Receivable or of more than $200,000 with respect to all Receivables in any fiscal year of such Borrower, and (ii) the Lender is promptly notified of the amount of such adjustments and the Receivable(s) affected thereby.

         Section 7.4 Invoices. (a) No Borrower will use any invoices except invoices in the forms delivered to the Lender prior to the Agreement Date, unless such Borrower shall have given the Lender not less than 45 days' prior notice of the intended use of a different form of invoice together with a copy of such different form.

         (b) Upon the request of the Lender, each Borrower shall deliver to the Lender, at such Borrower's expense, copies of customers' invoices or the equivalent, original shipping and





LOAN AND SECURITY AGREEMENT - PAGE 51
delivery receipts or other proof of delivery, customers' statements, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as the Lender shall specify.

         Section 7.5 Delivery of Instruments. In the event (i) any Receivable in an amount in excess of $50,000 is, or Receivables in excess of $100,000 in the aggregate are, at any time evidenced by a promissory note or notes, trade acceptance or any other instrument for the payment of money or
(ii) any other obligation to any Borrower in excess of $50,000 at any time is evidenced by any instrument, such Borrower will immediately thereafter deliver such instruments to the Lender, appropriately endorsed to the Lender, provided that, (a) promptly after written notice if a Default has occurred and is continuing and (b) immediately if an Event of Default has occurred and is continuing, each Borrower shall deliver all such promissory notes, trade acceptances, and other instruments to the Lender, appropriately endorsed to the Lender.

         Section 7.6 Sales of Inventory. All sales of Inventory will be made in compliance with all requirements of applicable law.

         Section 7.7 Returned Goods. The Security Interest in the Inventory shall, without further act, attach to the cash and non-cash proceeds resulting from the sale or other disposition thereof and to all Inventory which is returned to a Borrower by customers or is otherwise recovered.

         Section 7.8 Ownership and Defense of Title. (a) Except for Permitted Liens, each Borrower shall at all times be the sole owner of each and every item of Collateral pledged by it and shall not create any Lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers and except as otherwise expressly contemplated herein. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Lender to any other sale or other disposition of any part or all of the Collateral.

         (b) Each Borrower shall defend its title in and to the Collateral and shall defend the Security Interest in the Collateral against the claims and demands of all Persons.

         (c) In addition to, and not in derogation of, the foregoing and the requirements of any of the Security Documents, each Borrower shall (i) protect and preserve all properties material to its business, including Intellectual Property and maintain all tangible property in good and workable condition in all material respects, with reasonable allowance for wear and tear, and (ii) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.





LOAN AND SECURITY AGREEMENT - PAGE 52

         Section 7.9 Insurance. (a) Each Borrower shall at all times maintain insurance on the Inventory and Equipment against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Lender shall reasonably specify, in amounts and under policies issued by insurers acceptable to the Lender. All premiums on such insurance shall be paid by such Borrower and copies of the policies delivered to the Lender. No Borrower will use or permit the Inventory or Equipment to be used in violation of any applicable law or in any manner which might render inapplicable any insurance coverage.

         (b) All insurance policies required under SECTION 7.9(a) shall name the Lender as an additional named insured and shall contain "New York standard" loss payable clauses in the form submitted to each Borrower by the Lender, or otherwise in form and substance satisfactory to the Lender, naming the Lender as loss payee as its interests may appear, and providing that (i) all proceeds thereunder shall be payable to the Lender, (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (iii) such policy and loss payable clauses may not be cancelled, amended or terminated unless at least 30 days' prior written notice is given to the Lender.

         (c) Any proceeds of insurance referred to in this SECTION 7.9 which are paid to the Lender shall be, at the option of the Lender in its sole discretion, either (i) applied to rebuild, restore or replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations, provided, however, that if (A) no Default or Event of Default has occurred and is continuing, (B) the property damaged is Equipment or improvements on real property, (C) the aggregate amount of such proceeds do not exceed $100,000 with respect to Equipment or $150,000 with respect to improvements on real property, and (D) if (1) Borrowers desire to rebuild, restore, or replace such property, (2) the rebuilding, restoration, or replacement can be and is commenced within 30 days after receipt of such proceeds and (a) with respect to Equipment, can be and is completed within 60 days after receipt of such proceeds and (b) with respect to improvements on real property, can be and is completed within 120 days after receipt of such proceeds, and (3) Borrowers, during such 60- or 120-day period, as appropriate, continue to work diligently to complete such rebuilding, restoration, or replacement, then Borrowers shall have the option to apply the proceeds as set forth in clauses (i) and (ii) hereof.

         (d) Each Borrower shall at all times maintain, in addition to the insurance required by SECTION 7.9(a) or any of the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by applicable law, including such public liability, products liability, third party property damage and business interruption insurance as is consistent with reasonable business practices, and from time to time deliver to the Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         Section 7.10 Location of Offices and Collateral. (a) No Borrower will change the location of its chief executive office or the place where it keeps its books and records relating to





LOAN AND SECURITY AGREEMENT - PAGE 53
the Collateral or change its name, identity or corporate structure without giving the Lender 30 days' prior written notice thereof.

         (b) All Inventory, other than Inventory in transit to any such location, and all Equipment, other than motor vehicles, will at all times be kept by the Borrowers at one of the locations set forth in SCHEDULES 5.1(u) and 5.1(v), respectively, and shall not, without the prior written consent of the Lender, be removed therefrom except, so long as no Event of Default shall have occurred and be continuing, for sales of Inventory permitted under SECTION 7.8.

         (c) If any Inventory is in the possession or control of any of any Borrower's agents or processors, such Borrower shall notify such agents or processors of the Security Interest and, upon the occurrence of an Event of Default and shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the Lender, subject to the instructions of the Lender.

         Section 7.11 Records Relating to Collateral. (a) Each Borrower will at all times keep complete and accurate records of (i) Inventory on a basis consistent with past practices of such Borrower, itemizing and describing the kind, type and quantity of Inventory and such Borrower's cost therefor and a current price list for such Inventory, and (ii) all other Collateral.

         (b) Each Borrower will take a physical listing of all Inventory, wherever located, at least annually.

         Section 7.12 Inspection. The Lender (by any of its officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of any Borrower, at any time or times during normal business hours (i) with one day's prior notice if no Default or Event of Default has occurred and is continuing and (ii) without notice if a Default or an Event of Default has occurred and is continuing to (a) visit the properties of any Borrower, inspect the Collateral and the other assets of any Borrower and its Subsidiaries and inspect and make extracts from the books and records of any Borrower and its Subsidiaries, including, but not limited to, management letters prepared by independent accountants, all during customary business hours at such premises, (b) discuss any Borrower's business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Lender hereunder or under any of the Loan Documents, with any Borrower's and its Subsidiaries' (i) principal officers, (ii) independent accountants and other professionals providing services to any Borrower, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Lender's standard operating procedures relating to the maintenance of confidentiality of confidential information of borrowers), and
(c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral.
Each Borrower will deliver or cause to be delivered to the Lender any instrument necessary to authorize an independent accountant or other professional to have discussions of the type outlined above with the Lender or for the Lender to obtain records from any service bureau maintaining records on behalf of such Borrower.





LOAN AND SECURITY AGREEMENT - PAGE 54

         Section 7.13 Maintenance of Equipment. Each Borrower shall maintain all physical property that constitutes Equipment in reasonably good and workable condition in all material respects, with reasonable allowance for wear and tear, and shall exercise proper custody over all such property.

         Section 7.14     Information and Reports.

         (a) Schedule of Receivables. Each Borrower shall deliver to the Lender (i) on or before the Funding Date, a Schedule of Receivables as of a date not more than three (3) Business Days prior to the Funding Date setting forth a detailed aged trial balance of all of its then existing Receivables, specifying the name of and the balance due from (and any rebate due to) each Account Debtor obligated on a Receivable so listed, and (ii) no later than fifteen (15) days after the end of each accounting month of such Borrower, a Schedule of Receivables as of the last Business Day of such Borrower's immediately preceding accounting month setting forth (A) a detailed aged trial balance of all such Borrower's then existing Receivables, specifying the name of and the balance due from (and any rebate due to) each Account Debtor obligated on a Receivable so listed and (B) a reconciliation to the Schedule of Receivables delivered in respect of the next preceding accounting month.

         (b) Schedule of Inventory. Each Borrower shall deliver to the Lender on or before the Funding Date, and no later than fifteen (15) days after the end of each accounting month of such Borrower thereafter, a Schedule of Inventory as of the last Business Day of the immediately preceding accounting month of such Borrower, itemizing and describing the kind, type, quantity and location of Inventory and the cost thereof.

         (c) Schedule of Equipment. Each Borrower shall deliver to the Lender on or before the Funding Date and thereafter on such subsequent dates as may be requested by the Lender, a Schedule of Equipment, describing each item of such Equipment and the location, cost and then current book value thereof.

         (d) Borrowing Base Certificate. Each Borrower shall deliver to the Lender a Borrowing Base Certificate in the form of EXHIBIT B (i) with each request for an advance hereunder prepared as of the close of business on the immediately preceding Business Day, and (ii) not less often than one (1) Business Day after the last day of each week of such Borrower prepared as of the close of business on the last Business Day of such week.

         (e) Notice of Diminution of Value. The Borrowers shall give prompt notice to the Lender of any matter or event which has resulted in, or may result in, the actual or potential diminution in excess of $50,000 in the value of any of the Collateral.

         (f) Certification. Each of the schedules delivered to the Lender pursuant to this SECTION 7.14 shall be certified by the Chief Financial Officer of each Borrower to be true, correct and complete as of the date indicated thereon.





LOAN AND SECURITY AGREEMENT - PAGE 55

         (g) Other Information. The Lender may, in its discretion, from time to time require the Borrowers to deliver the schedules described in
SECTION 7.14(a), (b), (c) and (d) more or less often and on different schedules than specified in such Section, and the Borrowers will comply with such requests. The Borrowers shall also furnish to the Lender such other information with respect to the Collateral as the Lender may from time to time reasonably request.

         Section 7.15 Power of Attorney. Each Borrower hereby jointly and severally appoints the Lender as its attorney, with power (a) to endorse the name of such Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Lender's possession, and (b) to sign the name of such Borrower on any invoice or bill of lading relating to any Receivables, Inventory or other Collateral, on any drafts against customers related to letters of credit, on schedules and assignments of Receivables furnished to the Lender by such Borrower, on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest or verifications of account and on notices to or from customers.

         ARTICLE 8 - AFFIRMATIVE COVENANTS

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner provided for in SECTION 12.10, each Borrower, jointly and severally, covenants and agrees as follows:

         Section 8.1 Preservation of Corporate Existence and Similar Matters. Each Borrower shall preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

         Section 8.2 Compliance with Applicable Law. Each Borrower shall comply with all applicable laws relating to it except for instances of noncompliance which would not, singly or in the aggregate have a Materially Adverse Effect.

         Section 8.3 Conduct of Business. Each Borrower shall engage only in businesses in substantially the same fields as the businesses conducted on the Funding Date.

         Section 8.4 Payment of Taxes and Claims. Each Borrower shall pay or discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any of properties of such Borrower or such Subsidiary, except that this SECTION 8.4 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the appropriate books.





LOAN AND SECURITY AGREEMENT - PAGE 56

         Section 8.5 Accounting Methods and Financial Records. Each Borrower shall maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied.

         Section 8.6 Use of Proceeds. (a) Use the proceeds of (i) the Initial Loans to pay in full each Borrower's secured Indebtedness and to pay the amounts indicated in SCHEDULE 8.6 to the Persons indicated therein, other than the IRB Obligations, the Owens Debt, or the PraxAir Debt and (ii) all subsequent Loans only for working capital, general business purposes, and acquisitions approved by the Lender and (b) not use any proceeds of such Loans
(i) to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System) or for any other purpose which would involve a violation of such Regulation G or U or Regulation T or X of such Board of Governors, (ii) for payments in respect of Subordinated Indebtedness, or (iii) for any other purpose prohibited by law or by the terms and conditions of this Agreement, provided, that if Ershigs may use proceeds of Loans to repay the PraxAir Debt if (x) after giving effect to such payment, Availability would be at least $1,500,000 and (y) no Default or Event of Default has occurred and is continuing or would occur after giving effect to such payment.

         Section 8.7      Hazardous Waste and Substances; Environmental
Requirements.

         (a) Each Borrower shall in addition to, and not in derogation of, the requirements of SECTION 8.2 and of the Security Documents, comply (except for instances of noncompliance which would not, singly or in the aggregate have a Materially Adverse Effect) with all laws, governmental standards and regulations applicable to it or to any of its assets in respect of occupational health and safety laws, rules and regulations and Environmental Laws, promptly notify the Lender of its receipt of any notice of a violation of any such law, rule, standard or regulation and indemnify and hold the Lender harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Lender on account of any failure to perform its obligations under this
SECTION 8.7.

         (b) Whenever any Borrower gives notice to the Lender pursuant to this SECTION 8.7 with respect to a matter that reasonably could be expected to result in liability to such Borrower in excess of $250,000 in the aggregate, such Borrower shall, at the Lender's request and such Borrower's expense, (i) cause an independent environmental engineer acceptable to the Lender to conduct such tests of the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Lender a report setting forth the results of such tests, a proposed plan to bring such Borrower into compliance with such Environmental Laws and an estimate of the costs thereof, and (ii) provide to the Lender a supplemental report of such engineer whenever the scope of the noncompliance or the response thereto or the estimated costs thereof shall materially change.





LOAN AND SECURITY AGREEMENT - PAGE 57

         (c) Once each fiscal year or more often upon the reasonable request of the Lender or at any time after the occurrence and during the continuance of an Event of Default, each Borrower shall deliver to the Lender a report, certified by such Borrower's environmental officer, (i) certifying compliance (except for instances of noncompliance which would not, singly or in the aggregate have a Materially Adverse Effect) with all applicable Environmental Laws, (ii) identifying any inspections conducted at any facility owned or operated by such Borrower by any federal, state or local regulatory agency, (iii) providing copies of documents pertaining to such inspections, and detailing the results of such inspections, and (iv) providing the dates of any filings or submissions made to any federal, state or local regulatory body and, if requested, supplying copies of such filings or submissions.

         (d) With respect to the Real Property located in Bellingham, Washington, Ershigs (i) shall implement its Action Plan, attached hereto as EXHIBIT G, and complete the items required thereunder by the deadlines set forth therein and (ii) upon receipt by Ershigs of such information, shall promptly notify the Lender respecting any state of federal efforts pertaining to the Oeser facility or the Little Squalicum Creek.

         (e) With respect to the Real Property located in Wilson, North Carolina, Ershigs shall (i) continue to implement its Corrective Action Plan to the extent required by the North Carolina Division of Water Quality, (ii) seek approval to terminate corrective action and close its remediation efforts,
(iii) provide the Lender with (A) results from quarterly sampling conducted pursuant to the Corrective Action Plan, (B) semi-annual reports submitted pursuant to the Corrective Action Plan, and (C) any submissions seeking to terminate corrective action or to seek approval to close its remediation efforts, and (iv) implement its Action Plan, attached hereto as EXHIBIT G and complete the items required thereunder by the deadlines set forth therein.

         (f) With respect to the Real Property located in Tulsa, Oklahoma, SEFCO will implement its Action Plan, attached hereto as EXHIBIT H, and complete the items required thereunder by the deadlines set forth therein.

         (g) With respect to the Real Property located in Mt. Union, Pennsylvania, FCI will (i) implement its Action Plan, attached hereto as EXHIBIT G, and complete the items required thereunder by the deadlines set forth therein and (ii) complete the sampling specified in the sampling plan attached hereto as EXHIBIT I and report the results of such sampling to the Lender within thirty (30) days after the Agreement Date.

         (h) With respect to the Real Property located in Bakersfield, California, Ershigs will (i) implement its Action Plan, attached hereto as EXHIBIT G, and complete the items required thereunder by the deadlines set forth therein and (ii) complete the sampling specified in the sampling plan attached hereto as EXHIBIT J and report the results of such sampling to the Lender within thirty (30) days after the Agreement Date.

         Section 8.8 Accuracy of Information. All written information, reports, statements and other papers and data furnished to the Lender, whether pursuant to ARTICLE 9 or any other





LOAN AND SECURITY AGREEMENT - PAGE 58
provision of this Agreement or any of the other Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Lender true and accurate knowledge of the subject matter.

         Section 8.9 Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, the Borrowers shall provide promptly to the Lender such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), provided that no such revisions or updates to any Schedule(s) shall be deemed to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s) unless and until the Lender, in its sole discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

         Section 8.10     Texas Real Property.

         (a) Within thirty (30) days after the Funding Date, the Borrowers shall deliver to the Lender commitments to issue mortgagee title policies by a title insurance company acceptable to the Lender, which commitments shall be to insure the Lender's Lien in the Texas Real Property as a first and prior Lien (subject to Permitted Liens) and shall be in all other respects satisfactory to the Lender in its sole discretion.

         (b) Within thirty (30) days after so requested by the Lender, the Borrowers shall deliver to the Lender surveys of the Texas Real Property, certified to the Lender, prepared by surveyors acceptable to the Lender, which surveys shall be satisfactory to the Lender in its sole discretion.

         ARTICLE 9 - INFORMATION

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner set forth in SECTION 12.10, each Borrower, jointly and severally, covenants and agrees to furnish, or cause to be furnished, to the Lender at the Lender's Office:

         Section 9.1      Financial Statements.

         (a) Audited Year-End Statements. As soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of Denali, copies of the consolidated and consolidating audited balance sheet of Denali as at the end of such fiscal year and the related audited statements of income, shareholders' equity and cash flow for such fiscal year, in each case setting forth in comparative form the figures for the previous year of Denali and in each case including all Borrowers in such consolidating financial statements, together with a certificate of independent public accountants of recognized standing acceptable to the Lender stating, without material qualification, that in the course of their audit of Denali and its Subsidiaries, such accountants obtained no knowledge that an Event of Default or Default, has occurred and is





LOAN AND SECURITY AGREEMENT - PAGE 59
continuing, or if, in the opinion of such accountants, an Event of Default or Default has occurred and is continuing, a statement as to the nature thereof.

         (b) Monthly Financial Statements. As soon as available, but in any event within thirty (30) days after the end of each accounting month of Denali, copies of (i) the consolidated and consolidating unaudited balance sheet of Denali as at the end of such month and the related unaudited consolidated and consolidating statements of income and cash flow of Denali for such month and for the portion of the fiscal year of Denali, in each case including all Borrowers in such consolidating financial statements, and (ii) the unaudited balance sheet of each Borrower as at the end of such month and the related unaudited statements of income and cash flow for each Borrower for such month and for the portion of the fiscal year of such Borrower through such month, certified by the chief financial officer of Denali or such Borrower, as appropriate, to the best of his knowledge as having been prepared in accordance with GAAP and presenting fairly the financial condition and results of operations of Denali or such Borrower, as appropriate, as at the date thereof and for the periods ended on such date, subject to normal year-end audit adjustments.

         (c) Projected Financial Statements. As soon as available, but in any event within 90 days prior to the end of each fiscal year of each Borrower, forecasted financial statements, prepared by such Borrower, consisting of balance sheets, cash flow statements and income statements of such Borrower, reflecting projected borrowings hereunder and setting forth the assumptions on which such forecasted financial statements were prepared, covering the one-year period until the next fiscal year end.

All such financial statements shall be complete and correct in all material respects and all such financial statements referred to in clauses (a) and (b) shall be prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of footnotes) applied consistently throughout the periods reflected therein.

         Section 9.2 Accountants' Certificate. Together with each delivery of financial statements required by SECTION 9.1(a), a certificate of the accountants who performed the audit in connection with such statements (a) stating that they have reviewed this Agreement and that, in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of Default or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof, and (b) setting forth the calculations necessary to establish whether or not the Borrowers were in compliance with the covenants contained in SECTIONS 10.1 and 10.5 as of the date of such statements.

         Each Borrower authorizes the Lender to discuss the financial condition of the Borrowers with its independent certified public accountants and agrees that such discussion or communication shall be without liability to either the Lender or such Borrower's independent certified public accountants. On or before the Funding Date, and at any time thereafter upon request from Lender, each Borrower shall, and shall cause Denali to, deliver a letter on its





LOAN AND SECURITY AGREEMENT - PAGE 60
letterhead addressed to such accountants authorizing them to comply with the provisions of this SECTION 9.2.

         Section 9.3 Officer's Certificate. Together with each delivery of financial statements required by SECTION 9.1(a) and (b), a certificate of each Borrower's President or chief financial officer, in the form of EXHIBIT C attached hereto, (a) stating that, based on an examination sufficient to enable him to make an informed statement, no Default or Event of Default exists or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default or Event of Default, and (b) setting forth the calculations necessary to establish whether or not the Borrowers were in compliance with the covenants contained in SECTIONS 10.1 and 10.5 as of the date of such statements.

         Section 9.4 Copies of Other Reports. (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to any Borrower, Denali, or its Board of Directors by its independent public accountants, including, without limitation, all management reports.

         (b) From time to time and promptly upon each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of each Borrower as the Lender may reasonably request. The rights of the Lender under this SECTION 9.4(b) are in addition to and not in derogation of its rights under any other provision of this Agreement or any Loan Document.

         (c) If requested by the Lender, statements in conformity with the requirements of Federal Reserve Form G-1 or U-1 referred to in Regulations G and U, respectively, of the Board of Governors of the Federal Reserve System.

         Section 9.5 Notice of Litigation and Other Matters. Prompt notice of:

         (a) the commencement, to the extent any Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating adversely to, or adversely affecting, any Borrower or any Affiliate of any Borrower or any of their respective property, assets or businesses which might, singly or in the aggregate, cause a Default or an Event of Default or have a Materially Adverse Effect,

         (b) any amendment of the articles of incorporation or by-laws of any Borrower or Guarantor,

         (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of any Borrower or any Affiliate of any Borrower which has had or may have any Materially Adverse Effect and any change in the executive officers of any Borrower, and





LOAN AND SECURITY AGREEMENT - PAGE 61

         (d) any (i) Default or Event of Default, or (ii) event that, with the passage of time or giving of notice or both, would constitute a default or event of default by any Borrower under any material agreement (other than this Agreement) to which it is a party or by which it or any of its property may be bound if the exercise of remedies thereunder by the other party to such agreement would have, either individually or in the aggregate, a Materially Adverse Effect.

         Section 9.6 ERISA. As soon as possible and in any event within 30 days after any Borrower knows, or has reason to know, that:

         (a) any Termination Event with respect to a Benefit Plan has occurred or will occur,

         (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans has increased to an amount in excess of $0, or

         (c) any Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, a certificate of the President or the chief financial officer of such Borrower setting forth the details of such of the events described in CLAUSES (a) through (c) as applicable and the action which is proposed to be taken with respect thereto and, simultaneously with the filing thereof, copies of any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such of the events described in CLAUSES (a) through (c) as applicable.

         Section 9.7 Solvency Certificates. From time to time upon request of the Lender, a solvency certificate of such Borrower in the form of EXHIBIT F hereto, completed by the chief financial officer or president of such Borrower.

         ARTICLE 10 - NEGATIVE COVENANTS

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner set forth in SECTION 12.10, each Borrower jointly and severally covenants and agrees that no Borrower will directly or indirectly:

         Section 10.1     Financial Covenants.

         (a) Maximum Liabilities to Tangible Net Worth. Permit the ratio of the Borrowers' (i) combined total Liabilities less Subordinated Debt to (ii) combined Tangible Net Worth at the end of any fiscal quarter:

                 (i) from the Funding Date to and including December 31, 1997, to be greater than 8.5 to 1;





LOAN AND SECURITY AGREEMENT - PAGE 62

                 (ii) from January 1, 1998, to and including June 30, 1998, to be greater than 6.5 to 1;

                 (iii) from July 1, 1998, to and including December 31, 1998, to be greater than 5.5 to 1;

                 (iv) from January 1, 1999, to and including June 30, 1999, to be greater than 4.5 to 1; and

                 (v) from and after July 1, 1999, to be greater than 4.0 to 1.

         (b)     Minimum Tangible Net Worth.

                 (i)      Permit the Tangible Net Worth of Ershigs at any time:

                                  (A)      from the Funding Date to and
                          including December 31, 1997, to be less than $1,900,000;

                                  (B)      from January 1, 1998, to and
                          including June 30, 1998, to be less than $1,950,000;

                                  (C)      from July 1, 1998, to and including
                          December 31, 1998, to be less than $2,100,000;

                                  (D)      from January 1, 1999, to and
                          including June 30, 1999, to be less than $2,225,000;
                          and

                                  (E)      from and after July 1, 1999, to be
                          less than $2,400,000.

                 (ii)     Permit the Tangible Net Worth of FCI at any time:

                                  (A)      from the Funding Date to and
                          including December 31, 1997, to be less than $5,300,000;

                                  (B)      from January 1, 1998, to and
                          including June 30, 1998, to be less than $5,500,000;

                                  (C)      from July 1, 1998, to and including
                          December 31, 1998, to be less than $6,200,000;

                                  (D)      from January 1, 1999, to and
                          including June 30, 1999, to be less than $7,000,000;
                          and

                                  (E)      from and after July 1, 1999, to be
                          less than $8,000,000.





LOAN AND SECURITY AGREEMENT - PAGE 63

                 (iii)    Permit the Tangible Net Worth of HCI at any time:

                                  (A)      from the Funding Date to and
                          including December 31, 1997, to be less than negative $800,000;

                                  (B)      from January 1, 1998, to and
                          including June 30, 1998, to be less than negative $650,000;

                                  (C)      from July 1, 1998, to and including
                          December 31, 1998, to be less than negative $300,000;

                                  (D)      from January 1, 1999, to and
                          including June 30, 1999, to be less than $0; and

                                  (E)      from and after July 1, 1999, to be
                          less than $350,000.

                 (iv)     Permit the Tangible Net Worth of SEFCO at any time:

                                  (A)      from the Funding Date to and
                          including June 30, 1998, to be less than negative $2,700,000;

                                  (B)      from July 1, 1998, to and including
                          December 31, 1998, to be less than negative
                          $2,400,000;

                                  (C)      from January 1, 1999, to and
                          including June 30, 1999, to be less than negative $2,100,000; and

                                  (D)      from and after July 1, 1999, to be
                          less than negative $1,800,000.

         Where the minimum amount forth above for any period is a negative number, this covenant shall be breached if the absolute value of the actual negative Tangible Net Worth for such period is greater than the absolute value of the minimum amount for such period set forth above.

         (c) Minimum Fixed Charge Coverage Ratio. Permit, as of the end of any quarter, the ratio of (i) the Borrowers' combined earnings, plus (A) interest, income taxes, depreciation, and amortization expenses deducted in determining such earnings, less (B) the Borrowers' combined cash taxes, dividends, Unfunded Capital Expenditures, and maintenance Capital Expenditures, each measured for the immediately preceding twelve months to (ii) the sum of the Borrowers' combined (A) interest expense for the immediately preceding twelve months and (B) the current maturities of long-term indebtedness for the twelve months commencing on any such determination date, to be less than 1.1 to 1 at any time.





LOAN AND SECURITY AGREEMENT - PAGE 64

         (d)     Minimum Net Income.

                 (i) Permit Ershigs for any fiscal quarter to have net income less than $0 for such fiscal quarter.

                 (ii) Permit FCI for (i) the fiscal quarter ending March 31, 1998, to have net losses in excess of $275,000 or (ii) any other fiscal quarter to have net income less than $0 for such fiscal quarter.

                 (iii) Permit FCI to have net income less than $0 for (A) the three fiscal quarters ending March 31, 1998, or (B) for the fiscal year ending June 30, 1998.

                 (iv) Permit HCI for any fiscal quarter to have net income less than $0 for such fiscal quarter.

                 (v) Permit SEFCO for any fiscal quarter to have net income less than $0 for such fiscal quarter.

         As used in this SECTION 10.1(d), net income and net loss shall mean the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes and all other proper deductions), all determined in accordance with GAAP, provided that there shall be excluded the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose net income is being determined or a Subsidiary of such Person.

         Section 10.2 Indebtedness. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness for Money Borrowed, except for Permitted Indebtedness for Money Borrowed.

         Section 10.3 Guaranties. Become or remain liable with respect to any Guaranty of any obligation of any other Person (excluding the guaranties by each Borrower of the Secured Obligations).

         Section 10.4 Investments. Acquire, after the Agreement Date, any Business Unit or Investment or, after such date, permit any Investment to be outstanding, other than Permitted Investments, provided that, subject to the satisfaction by LaValley and all other parties hereto of the conditions set forth in SECTION 4.4, Ershigs may acquire LaValley.

         Section 10.5 Capital Expenditures. Make or incur any Capital Expenditures, except that the Borrowers may, on a combined basis, make or incur Capital Expenditures in any fiscal year in an amount not to exceed, in the aggregate, $1,000,000.





LOAN AND SECURITY AGREEMENT - PAGE 65

         Section 10.6 Restricted Distributions and Payments, Etc. Declare or make any Restricted Distribution or Restricted Payment, other than payments permitted by the Subordination Agreements.

         Section 10.7 Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person.

         Section 10.8 Transactions with Affiliates. Effect any transaction with any Affiliate on a basis less favorable to a Borrower than would be the case if such transaction had been effected with a Person not an Affiliate.

         Section 10.9 Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the property or assets of any Borrower, real, personal or mixed, tangible or intangible, except for Permitted Liens.

         Section 10.10 Operating Leases. Enter into any lease other than a Capitalized Lease which would cause the annual payment obligations of all Borrowers on a combined basis under all leases (other than Capitalized Leases) to exceed $1,100,000 in the aggregate.

         Section 10.11 Benefit Plans. Permit, or take any action which would result in, the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefit Plans of any Borrower to exceed $0.

         Section 10.12 Sales and Leaseback. Enter into any arrangement with any Person providing for the leasing from such Person of real or personal property which has been or is to be sold or transferred, directly or indirectly, by any Borrower to such Person.

         Section 10.13 Amendments of Other Agreements. Amend in any way the interest rate or principal amount or schedule of payments of principal and interest with respect to any Indebtedness (other than the Secured Obligations) other than to reduce the interest rate or extend the schedule of payments with respect thereto.

         Section 10.14 Minimum Availability. Permit Availability to be less than $1,500,000 in the aggregate at any time.

         ARTICLE 11 - DEFAULT

         Section 11.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:





LOAN AND SECURITY AGREEMENT - PAGE 66

         (a) Payment Default. Any Borrower shall default in any payment of principal of, or interest on, any Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise) or any other Secured Obligation.

         (b) Misrepresentation. Any representation or warranty made or deemed to be made by any Borrower under this Agreement or any other Loan Document or any amendment hereto or thereto shall at any time prove to have been incorrect or misleading in any material respect when made.

         (c) Default in Performance. Any Borrower (a) shall default in the performance or observance of any covenant set forth in Section 7.9(d), Section 7.14(a), Section 7.14(b), Section 7.14(c), Section 7.14(e), Section 7.14(f),
Section 8.4, Section 9.1, Section 9.2, Section 9.3, or Section 9.4 and such failure shall not have been cured within ten (10) days after the earlier of (i) notice from the Lender to such Borrower of such default or (ii) the date when such Borrower should have known of such default or (b) shall default in the performance or observance of any other term, covenant, condition or agreement contained herein.

         (d) Indebtedness Cross-Default. (i) Any Borrower shall fail to pay when due and payable the principal of or interest on any Indebtedness (other than the Loans, Notes, or Trade Payables) where the principal amount of such Indebtedness is in excess of $100,000, or (ii) with respect to any such Indebtedness (A) the maturity thereof shall have been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or (B) it shall have been required to be prepaid prior to the stated maturity thereof, or (iii) any event shall have occurred and be continuing which would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person to accelerate such maturity, or (iv) any Borrower shall fail to pay any Trade Payable within ninety (90) days of the invoice date.

         (e) Other Cross-Defaults. Any Borrower shall default in the payment when due or in the performance or observance of any material obligation or condition of any agreement, contract or lease (other than the Security Documents or any such agreement, contract or lease relating to Indebtedness), if the exercise of remedies thereunder by the other party to such agreement could have a Materially Adverse Effect.

         (f) Voluntary Bankruptcy Proceeding. Any Obligor shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) commence a proceeding seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a





LOAN AND SECURITY AGREEMENT - PAGE 67
general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (g) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Obligor in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any Obligor or of all or any substantial part of the assets, domestic or foreign, of any Obligor, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against any Obligor (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (h)     Loan Documents.   (i) A default shall occur in the performance
or observance of any covenant set forth in Section 10 of that certain Unconditional Guaranty dated the date hereof in favor of the Lender or in
Section 4.2(A), (B), (C), or (D) of any mortgage or deed of trust dated on or about the Agreement Date respecting Real Property located in California, North Carolina, Mississippi, Oklahoma, Texas, and Oklahoma, or in Section 3.2(A),
(B), (C), or (D) of the mortgage dated on or about the Agreement Date respecting the Real Property located in Pennsylvania, and such failure shall not have been cured within ten (10) days after the earlier of (A) notice from the Lender to such Obligor of such default or (B) the date when such Obligor should have known of such default or (ii) any other default or event of default under any other Loan Document shall occur or any Obligor shall default in the performance or observance of any material term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by any Obligor under, any such Loan Document or any representation or warranty made or deemed to be made by any Obligor under any other Loan Document or any amendment hereto or thereto shall at any time prove to have been incorrect or misleading in any material respect when made; or any provision of this Agreement, or of any other Loan Document after delivery thereof hereunder, shall for any reason cease to be valid and binding, other than a nonmaterial provision rendered unenforceable by operation of law, or any Obligor or other party thereto (other than the Lender) shall so state in writing; or this Agreement or any other Loan Document, after delivery thereof hereunder, shall for any reason (other than any action taken independently by the Lender and except to the extent permitted by the terms thereof) cease to create a valid, perfected and, except as otherwise expressly permitted herein, first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby.

         (i) Judgment. Any judgment or order for the payment of money which is not fully covered by insurance and which with respect to any such judgment or order exceeds $100,000 in amount or with respect all such judgments and/or orders exceeds $250,000 in amount in the aggregate shall be entered against any Obligor or Obligors by any court and any such judgment or order shall continue undischarged or unstayed for 30 days.





LOAN AND SECURITY AGREEMENT - PAGE 68

         (j) Attachment. Any undischarged warrant or writ of attachment or execution or similar process which with respect to any such warrant, writ, or process exceeds $50,000 in value or with respect to all such warrants, writs, and/or processes exceed $250,000 in value in the aggregate shall be issued against any property of any Obligor or Obligors and any such warrant or process shall continue undischarged or unstayed for 30 days.

         (k) ERISA. (i) Any Termination Event with respect to a Benefit Plan of any Borrower shall occur that, after taking into account the excess, if any, of (A) the fair market value of the assets of any other Benefit Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess is the property of such Borrower) over (B) the present value on such day of all vested nonforfeitable benefits under such other Benefit Plan, results in an Unfunded Vested Accrued Benefit in excess of $0,
(ii) any Benefit Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Code and ERISA, or (iii) any Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

         (l) Qualified Audits. The independent certified public accountants retained by Denali shall refuse to deliver an opinion in accordance with SECTION 9.1(a) with respect to the annual financial statements of Denali.

         (m) Change of Control. (i) Any of the shareholders of Denali that have executed the agreement described in SECTION 4.1(a)(11) hereof shall cease to own, beneficially and of record, the amount and percentage of the capital stock of Denali owned on the Agreement Date, unless capital stock is sold by Denali in either an initial public offering which raises at least $16,000,000 in Net Cash Proceeds or a private placement which raises at least $3,000,000 in Net Cash Proceeds, (ii) Denali shall cease to own, beneficially and of record, 100% of the outstanding capital stock of FCI, HCI, and Specialty Solutions, Inc., or (iii) Specialty Solutions, Inc. shall cease to own, beneficially and of record, 100% of the outstanding capital stock of Ershigs.

         (n) Material Adverse Change. There occurs any act, omission, event, undertaking or circumstance or series of acts, omissions, events, undertakings or circumstances which have, or in the sole judgment of the Lender would have, either individually or in the aggregate, a Materially Adverse Effect.

         (o) Change in Management. Stephen Harcrow shall for any reason cease to be the Chairman of the Board of Denali or a principal operational officer of each Borrower and 60 days shall have elapsed during which time no replacement satisfactory to the Lender shall have been appointed.





LOAN AND SECURITY AGREEMENT - PAGE 69

         (p)     Guaranties.  Any guarantor of the Secured Obligations shall
(i) repudiate its obligations under, or commit an anticipatory breach of, its guaranty of the Secured Obligations dated on or about the Agreement Date and executed for the benefit of Lender, or (ii) attempt to terminate such guaranty, or (iii) commence any legal proceeding to terminate or hold invalid in any respect such guaranty.

         (q) Owens Debt. FCI and Owens shall have failed by November 15, 1999, to renegotiate the Owens Debt on terms and with documentation satisfactory in form and substance to the Lender in its sole and absolute discretion.

         (r) PraxAir Debt. Ershigs and PraxAir shall have failed by February 18, 1998, either (i) to renegotiate the PraxAir Debt on terms and with documentation satisfactory in form and substance to the Lender in its sole and absolute discretion or (ii) to pay the outstanding principal balance of and all accrued interest on the PraxAir Debt.

         (s) Surveys. Borrowers shall have failed to have deleted from the title policies delivered in respect of the Real Property (other than the Texas Real Property) the survey exceptions contained therein within thirty (30) days after the Agreement Date.

         Section 11.2     Remedies.

         (a) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in SECTION 11.1(g) or (h), (i) the principal of and the accrued and unpaid interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and
(ii) the Revolving Credit Facility and the commitment of the Lender to make advances thereunder or under this Agreement shall immediately terminate.

         (b) Other Remedies. If any Event of Default (other than as specified in SECTION 11.1(f) or (g)) shall have occurred and be continuing, the Lender, in its sole and absolute discretion, may do any one or more of the following:

                 (i) declare the principal of and accrued and unpaid interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding; and





LOAN AND SECURITY AGREEMENT - PAGE 70

                 (ii) terminate the Revolving Credit Facility and any commitment of the Lender to make advances or issue Letters of Credit hereunder.

         (c) Further Remedies. If any Event of Default shall have occurred and be continuing, the Lender, in its sole and absolute discretion, may do any of the following:

                 (i) notify, or request the Borrowers to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Lender or any agent or designee of the Lender, at such address as may be specified by the Lender, and, if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to a Borrower, such Borrower shall hold all such payments it receives in trust for the Lender, without commingling the same with other funds or property of, or held by, such Borrower and shall deliver the same to the Lender or any such agent or designee immediately upon receipt by such Borrower in the identical form received, together with any necessary endorsements;

                 (ii) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Lender considers advisable and in all such cases only the net amounts received by the Lender in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral, and no Borrower shall have any further right to make any such settlements or adjustments or to accept any returns of merchandise;

                 (iii) enter upon any premises on which Inventory or Equipment may be located and, without resistance or interference by any Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Lender shall choose, without being liable to any Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Lender shall act reasonably and in good faith;

                 (iv) require the Borrowers to and the Borrowers shall, without charge to the Lender, assemble the Inventory and Equipment and maintain or deliver it into the possession of the Lender or any agent or representative of the Lender at such place or places as the Lender may reasonably designate;

                 (v) at the expense of the Borrowers, cause any of the Inventory and Equipment to be placed in one or more public or field warehouses, and the Lender shall not be liable to any Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Lender shall act reasonably and in good faith;

                 (vi) without notice, demand or other process, and without payment of any rent or any other charge, enter any Borrower's premises and, without breach of the peace, until the Lender completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises





LOAN AND SECURITY AGREEMENT - PAGE 71
         and use the same and any of such Borrower's equipment, for the purpose of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable, and the Lender is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Intellectual Property in connection with the foregoing, and the rights of each Borrower under all licenses and franchise agreements shall inure to the Lender's benefit (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

                 (vii) exercise any and all of its rights under any and all of the Security Documents;

                 (viii) apply any cash Collateral to the payment of the Secured Obligations in any order in which the Lender may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

                 (ix) establish or cause to be established one or more Lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, each Borrower shall cause to be forwarded to the Lender at the Lender's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such Lockboxes, together with collection reports in form and substance satisfactory to the Lender; and

                 (x) exercise all of the rights and remedies of a secured party under the UCC (whether or not the UCC is applicable) and under any other applicable law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to repossess the Collateral and to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Lender, for cash, on credit or for future delivery and at such price or prices and upon such other terms as the Lender may deem commercially reasonable. The Borrowers agree that, to the extent notice of sale shall be required by law, at least 10 DAYS' NOTICE to the Borrowers of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other reasonable time shall also constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         Section 11.3 Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:





LOAN AND SECURITY AGREEMENT - PAGE 72

         (a) First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including attorneys' fees,

         (b) Second: to the payment of the Secured Obligations (with the Borrowers and each Obligor remaining liable for any deficiency) in any order which the Lender may elect,

         (c) Third: to the creation of a fund in an amount equal to the Aggregate Letter of Credit Reserve, which fund shall be held by the Lender as security for and applied to the payment of any amounts which may thereafter become due under the Letter of Credit Facility, and

         (d) Fourth: the balance (if any) of such proceeds shall be paid to the Borrowers or, subject to any duty imposed by law or otherwise, to whomsoever is entitled thereto.

THE BORROWERS AND EACH OBLIGOR SHALL REMAIN LIABLE AND WILL PAY, ON DEMAND, ANY DEFICIENCY REMAINING IN RESPECT OF THE SECURED OBLIGATIONS, TOGETHER WITH INTEREST THEREON AT A RATE PER ANNUM EQUAL TO THE HIGHEST RATE THEN PAYABLE HEREUNDER ON SUCH SECURED OBLIGATIONS, WHICH INTEREST SHALL CONSTITUTE PART OF THE SECURED OBLIGATIONS.

         Section 11.4 Power of Attorney. In addition to the authorizations granted to the Lender under SECTION 7.15 or under any other provision of this Agreement or any of the Loan Documents, upon and after an Event of Default, each Borrower hereby irrevocably designates, makes, constitutes and appoints the Lender (and all Persons designated by the Lender from time to time) as such Borrower's true and lawful attorney and agent in fact, and the Lender or any agent of the Lender may, without notice to such Borrower, and at such time or times as the Lender or any such agent in its sole discretion may determine, in the name of such Borrower or the Lender,

         (a) demand payment of the Receivables, enforce payment thereof by legal proceedings or otherwise, settle, adjust, compromise, extend or renew any or all of the Receivables or any legal proceedings brought to collect the Receivables, discharge and release the Receivables or any of them and exercise all of such Borrower's rights and remedies with respect to the collection of Receivables,

         (b) prepare, file and sign the name of such Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor or any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral,

         (c) endorse the name of such Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral,

         (d) use the stationery of such Borrower, open such Borrower's mail, notify the post office authorities to change the address for delivery of such Borrower's mail to an address





LOAN AND SECURITY AGREEMENT - PAGE 73
designated by the Lender and sign the name of such Borrower to verifications of the Receivables and on any notice to the Account Debtors,

         (e) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, Inventory or other Collateral to which such Borrower or any Subsidiary of such Borrower has access.

         Section 11.5     Miscellaneous Provisions Concerning Remedies.

         (a) Rights Cumulative. The rights and remedies of the Lender under this Agreement, the Note and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies, the Lender may be selective and no failure or delay by the Lender in exercising any right shall operate as a waiver of such right nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

         (b) Waiver of Marshalling. The Borrowers hereby, jointly and severally, waive any right to require any marshalling of assets and any similar right.

         (c) Limitation of Liability. Nothing contained in this ARTICLE 11 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Lender or any agent or designee of the Lender to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or notice or take any action with respect to any Receivable or any other Collateral or the moneys due or to become due thereunder or in connection therewith or to take any steps necessary to preserve any rights against prior parties, and neither the Lender nor any of its agents or designees shall have any liability to any Borrower for actions taken pursuant to this ARTICLE 11, any other provision of this Agreement or any of the Loan Documents, so long as the Lender or such agent or designee shall act reasonably and in good faith.

         (d) Appointment of Receiver. In any action under this ARTICLE 11, the Lender shall be entitled to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

         Section 11.6 Trademark License. The Borrowers hereby, jointly and severally, grant to the Lender the nonexclusive right and license to use the trademarks listed on SCHEDULE 5.1(aa) and any other trademark then used by any Borrower, for the purposes set forth in SECTION 11.2(c)(vi) and for the purpose of enabling the Lender to realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of the Lender's rights and remedies under the Loan Documents to use, sell or otherwise dispose of the Collateral bearing any such trademark. Such right and license is granted free of charge, without the requirement that any monetary payment whatsoever be made to any Borrower or any other Person by the Lender. Each Borrower hereby represents, warrants, covenants and agrees





LOAN AND SECURITY AGREEMENT - PAGE 74
that it presently has, and shall continue to have, the right, without the approval or consent of others, to grant the license set forth in this SECTION 11.6.

         ARTICLE 12 - MISCELLANEOUS

         Section 12.1     Notices.

         (a) Method of Communication. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by overnight courier service, by certified or registered mail, postage pre-paid, or by facsimile transmission and shall be deemed received, in the case of personal delivery, when delivered, in the case of overnight courier service, on the next Business Day after delivery to such service, in the case of mailing, on the third day after mailing (or, if such day is a day on which deliveries of mail are not made, on the next succeeding day on which deliveries of mail are made) and, in the case of facsimile transmission, upon transmittal; provided that in the case of notices to the Lender, the Lender shall be charged with knowledge of the contents thereof only when such notice is actually received by the Lender. A telephonic notice to the Lender as understood by the Lender will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing.

         If to FCI:
                 Fluid Containment, Inc.
                 1360 Post Oak Blvd., Suite 2470
                 Houston, Texas  77056
                 Facsimile No.:  713-627-0937

         If to HCI:
                 Hoover Containment, Inc.
                 1360 Post Oak Blvd., Suite 2470
                 Houston, Texas  77056
                 Facsimile No.:  713-627-0937

         If to Ershigs:
                 Ershigs, Inc.
                 1360 Post Oak Blvd., Suite 2470
                 Houston, Texas  77056
                 Facsimile No.:  713-627-0937





LOAN AND SECURITY AGREEMENT - PAGE 75

         If to SEFCO:
                 SEFCO, Inc.
                 1360 Post Oak Blvd., Suite 2470
                 Houston, Texas  77056
                 Facsimile No.:  713-627-0937

         If to the Lender:
                 NationsBank of Texas, N.A.
                 c/o NationsBank Business Credit
                 901 Main Street, 6th Floor
                 Dallas, Texas 75202
                 Attention:  Region Manager
                 Facsimile No.:  (214) 508-3501

         (c) Lender's Office. The Lender hereby designates its office located at 901 MAIN STREET, 6TH FLOOR, DALLAS, TEXAS 75202, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers, as the office to which payments due are to be made and at which Loans will be disbursed.

         Section 12.2 Expenses. Each Borrower, jointly and severally, agrees to pay or reimburse on demand all reasonable costs and expenses incurred by the Lender, including, without limitation, the reasonable fees and disbursements of counsel, in connection with (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation, (i) the out-of-pocket costs and expenses incurred in connection with the administration and interpretation of this Agreement and the other Loan Documents, (ii) the costs and expenses of appraisals of the Collateral, (iii) the costs and expenses of lien searches, and (iv) taxes, fees and other charges of filing the Financing Statements and continuations and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interest; (b) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Lender relating to this Agreement or any of the Loan Documents; (c) sums paid or obligations incurred in connection with the payment of any amount or taking any action required of any Borrower under the Loan Documents that such Borrower fails to pay or take; (d) fees for inspections and verifications of the Borrower's operations and books and records and of the Collateral conducted from time to time by Lender including, without limitation, standard per diem fees charged by the Lender plus out of pocket expenses for travel, lodging, and meals; (e) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each Disbursement Account, Agency Account and Lockbox; (f) costs and expenses of preserving and protecting the Collateral; (g) consulting with and obtaining opinions and appraisals from one or more Persons, including personal property appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or related to the nature, scope or value of any right or remedy of the Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such





LOAN AND SECURITY AGREEMENT - PAGE 76

Persons; and (h) costs and expenses paid or incurred to obtain payment of the Secured Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to, or connected with, this Agreement or any of the Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Lender.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. The Borrowers hereby authorize the Lender to debit their respective loan accounts (by increasing the principal amount of the Revolving Credit Loan) in the amount of any such costs and expenses owed by the Borrowers when due.

         Section 12.3 Stamp and Other Taxes. Each Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder.

         Section 12.4 Set-off. In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon and after the occurrence of any Default or Event of Default, the Lender and any participant with the Lender in the Loans are hereby authorized by each Borrower at any time or from time to time, without notice to such Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender or any participant to or for the credit or the account of any Borrower against and on account of the Secured Obligations irrespective or whether or not (a) the Lender shall have made any demand under this Agreement or any of the Loan Documents, or (b) the Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by SECTION 11.2 and although such Secured Obligations shall be contingent or unmatured.

         Section 12.5 Litigation. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LENDER AND EACH BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY BORROWER OR THE LENDER ARISING OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN ANY BORROWER AND THE LENDER OF ANY KIND OR NATURE. EACH BORROWER AND THE LENDER HEREBY AGREE THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF TEXAS OR, AT THE OPTION OF THE LENDER, ANY COURT IN WHICH





LOAN AND SECURITY AGREEMENT - PAGE 77

THE LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY AND WHICH SITS IN A JURISDICTION IN WHICH A BORROWER TRANSACTS BUSINESS SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY BORROWER AND THE LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN SECTION 12.1(b), WHICH SERVICE SHALL BE DEEMED MADE UPON RECEIPT THEREOF. THE NON- EXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

         Section 12.6 Reversal of Payments. To the extent any Borrower makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the Collateral for any Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, the Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations, and, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Lender.

         Section 12.7 Injunctive Relief. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lender; therefore, each Borrower agrees that the Lender, at the Lender's option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 12.8 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by each Borrower to determine whether it is in compliance with any covenant contained herein, shall, unless there is an express written direction or consent by the Lender to the contrary, be performed in accordance with GAAP.

         Section 12.9 Assignment; Participation. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and





LOAN AND SECURITY AGREEMENT - PAGE 78
assigns, except that no Borrower may assign or transfer any of its rights under this Agreement. The Lender may assign to one or more Persons reasonably satisfactory to Borrowers, or sell participations to one or more Persons reasonably satisfactory to Borrowers in, all or a portion of its rights and obligations hereunder and under the Notes and, in connection with any such assignment or sale of a participation, may assign its rights and obligations under the Security Documents. The Lender may, in connection with any assignment or proposed assignment or sale or proposed sale of a participation, disclose to the assignee or proposed assignee or participant or proposed participant any information relating to the Borrowers furnished to the Lender by or on behalf of the Borrowers.

         Section 12.10 Amendments. Any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived and any departure therefrom may be consented to if, but only if, such amendment, waiver or consent is in writing signed by the Lender and, in the case of an amendment, by the Borrowers. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

         Section 12.11 Performance of the Borrowers' Duties. Each Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by such Borrower at its sole cost and expense. If any Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, the Lender may (but shall not be obligated to) do the same or cause it to be done either in the name of the Lender or in the name and on behalf of such Borrower, and each Borrower hereby irrevocably authorizes the Lender so to act.

         Section 12.12 Indemnification. Each Borrower, jointly and severally, shall indemnify, defend, and save harmless Lender and its officers, directors, employees, agents, and attorneys, and each of them (the "Indemnified Parties") from and against all claims, actions, suits, and other legal proceedings, damages, costs, interest, charges, counsel fees, and other expenses and penalties which any of the Indemnified Parties may sustain or incur by reason of or arising out of (i) the execution and delivery of this Agreement or any of the Loan Documents, (ii) the consummation of the transactions contemplated thereby or hereby, (iii) the exercise by the Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents, (iv) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents,
(v) the collection or enforcement of the Secured Obligations or any of them,
(vi) any untrue statement or alleged untrue statement of any material fact by any Borrower or any Affiliate in any document or schedule filed with the Securities and Exchange Commission or any other governmental body, (vii) any omission or alleged omission to state any material fact required to be stated in any document or schedule set forth in clause (vi) of this SECTION 12.12 or necessary to make the statements made therein not misleading in light of the circumstances under which made, or (viii) any acts or omissions, or alleged acts or omissions of any Borrower, any Affiliate, or their agents related to the acquisition, purchase, or sale of the securities or assets of any such Person, or the financing thereof, which are alleged to violate any federal securities law or any law of any other jurisdiction applicable thereto, other than losses resulting from such Indemnified Party's gross negligence or willful





LOAN AND SECURITY AGREEMENT - PAGE 79
misconduct, BUT SPECIFICALLY INCLUDING ANY AND ALL LOSSES ARISING FROM ANY INDEMNIFIED PARTY'S ORDINARY NEGLIGENCE.

         Section 12.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lender and any Persons designated by the Lender pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied or the Revolving Credit Facility has not been terminated.

         Section 12.14 Survival. Notwithstanding any termination of this Agreement, (a) until all Secured Obligations have been paid in full and the Revolving Credit Facility terminated, the Lender shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to the Collateral as fully as though this Agreement had not been terminated, and (b) the indemnities to which the Lender is entitled under the provisions of this ARTICLE 12 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

         Section 12.15 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 12.16 Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the law of the State of Texas.

         Section 12.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         Section 12.18 Reproduction of Documents. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Lender, may be reproduced by the Lender by any photographic, photostatic, microcard, microfilm, miniature photographic or other similar process, and the Lender may destroy any original document so reproduced. Each party hereto stipulates that, to the extent permitted by applicable laws any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.





LOAN AND SECURITY AGREEMENT - PAGE 80

         Section 12.19     Funds Transfer Services.

         (a) Each Borrower acknowledges that the Lender has made available to it a description of security procedures regarding funds transfers executed by the Lender or an affiliate bank at the request of such Borrower (the "SECURITY PROCEDURES"), a copy of which is attached hereto as EXHIBIT D. The Borrowers and the Lender agree that the Security Procedures are commercially reasonable. Each Borrower further acknowledges that the full scope of the Security Procedures which the Lender or such affiliate bank offers and strongly recommends for funds transfers is available only if such Borrower communicates directly with the Lender or such affiliate bank as applicable in accordance with said procedures. If such Borrower attempts to communicate by any other method or otherwise not in accordance with the Security Procedures, the Lender or such affiliate bank, as applicable, shall not be required to execute such instructions, but if the Lender or such affiliate bank, as applicable, does so, such Borrower will be deemed to have refused the Security Procedures that the Lender or such affiliate bank, as applicable, offers and strongly recommends, and such Borrower will be bound by any funds transfer, whether or not authorized, which is issued in such Borrower's name and accepted by the Lender or such affiliate bank, as applicable, in good faith. The Lender or such affiliate bank, as applicable, may modify the Security Procedures at such time or times and in such manner as the Lender or such affiliate bank, as applicable, in its sole discretion, deems appropriate to meet prevailing standards of good banking practice. By continuing to use the Lender's or such affiliate bank's, as applicable, wire transfer services after receipt of any modification of the Security Procedures, each Borrower agrees that the Security Procedures, as modified, are likewise commercially reasonable. Each Borrower further agrees to establish and maintain procedures to safeguard the Security Procedures and any information related thereto.

         (b) The Lender or such affiliate bank, as applicable, will generally use the Fedwire funds transfer system for domestic funds transfers, and the funds transfer system operated by the Society for Worldwide International Financial Telecommunication (SWIFT) for international funds transfers. International funds transfers may also be initiated through the Clearing House InterBank Payment System (CHIPs) or international cable. However, the Lender or such affiliate bank, as applicable, may use any means and routes that the Lender or such affiliate bank, as applicable, in its sole discretion, may consider suitable for the transmission of funds. Each payment order, or cancellation thereof, carried out through a funds transfer system or a clearing house will be governed by all applicable funds transfer system rules and clearing house rules and clearing arrangements, whether or not the Lender or such affiliate bank, as applicable, is a member of the system, clearing house or arrangement and each Borrower acknowledges that the Lender's or such affiliate bank's, as applicable, right to reverse, adjust, stop payment or delay posting of an executed payment order is subject to the laws, regulations, rules, circulars and arrangements described herein.

         Section 12.20 Consent to Advertising and Publicity. The Borrowers agree that the Lender may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrowers and the amount and a general description of the credit facilities provided hereunder.





LOAN AND SECURITY AGREEMENT - PAGE 81

         Section 12.21 Final Agreement. This Agreement and the other Loan Documents are intended by the parties hereto as the final, complete and exclusive expression of the agreement among them with respect to the subject matter hereof and thereof. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements between the parties hereto relating to the subject matter hereof and thereof.

         THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Dallas, Texas, by their duly authorized officers in several counterparts all as of the day and year first written above.

                                   BORROWERS:

                                   Fluid Containment, Inc.


                                   By: /s/ ROBERT B. BENNETT
                                      ----------------------------------------
                                   Name:   Robert B. Bennett
                                        --------------------------------------
                                   Title:  President
                                         -------------------------------------


                                   Hoover Containment, Inc.


                                   By: /s/ ROBERT B. BENNETT
                                      ----------------------------------------
                                   Name:   Robert B. Bennett
                                        --------------------------------------
                                   Title:  Chairman
                                         -------------------------------------


                                   Ershigs, Inc.


                                   By: /s/ R. KEVIN ANDREWS
                                      ----------------------------------------
                                   Name:   R. Kevin Andrews
                                        --------------------------------------
                                   Title:  Treasurer
                                         -------------------------------------





LOAN AND SECURITY AGREEMENT - PAGE 82

                                   SEFCO, Inc.


                                   By: /s/ CRAIG T. SALTON
                                      ----------------------------------------
                                   Name:   Craig T. Salton
                                        --------------------------------------
                                   Title:  President
                                         -------------------------------------


                                   LENDER:

                                   NATIONSBANK OF TEXAS, N.A.


                                   By: /s/ CATHY SHERRILL
                                      ----------------------------------------
                                   Name:   Cathy Sherrill
                                        --------------------------------------
                                   Title:  Vice President
                                         -------------------------------------





LOAN AND SECURITY AGREEMENT - PAGE 83

    EXHIBITS AND SCHEDULES

EXHIBIT A                 FORM OF AMENDMENT
EXHIBIT B                 FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C                 FORM OF COMPLIANCE CERTIFICATE
EXHIBIT D                 WIRING INSTRUCTIONS
EXHIBIT E                 REAL PROPERTY
EXHIBIT F                 FORM OF SOLVENCY CERTIFICATE
EXHIBIT G                 ACTIONS PLANS - OTHER LOCATIONS
EXHIBIT H                 ACTION PLAN - TULSA
EXHIBIT I                 SAMPLING PLAN - MT. UNION
EXHIBIT J                 SAMPLING PLAN - BAKERSFIELD

SCHEDULE 5.1(a)        Jurisdictions in Which Borrower is Qualified as a Foreign Corporation
SCHEDULE 5.1(b)        Borrower's Capital Stock
SCHEDULE 5.1(e)        Borrower's Business
SCHEDULE 5.1(f)        Exceptions to Governmental Approvals
SCHEDULE 5.1(g)        Non Lien Title Exceptions and Defects and Property Disposed of Out of Ordinary Course of Business
SCHEDULE 5.1(h)        Liens
SCHEDULE 5.1(i)        Indebtedness for Money Borrowed and Guaranties
SCHEDULE 5.1(j)        Litigation
SCHEDULE 5.1(k)        Tax Returns and Payments
SCHEDULE 5.1(o)        ERISA
SCHEDULE 5.1(t)        Location of Chief Executive Office
SCHEDULE 5.1(u)        Locations of Inventory
SCHEDULE 5.1(v)        Locations of Equipment
SCHEDULE 5.1(w)        Corporate and Fictitious Names
SCHEDULE 5.1(z)        Employee Relations
SCHEDULE 5.1(aa)       Proprietary Rights





LOAN AND SECURITY AGREEMENT - PAGE 94